                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the Commission
                                           Only (as permitted by rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 24D.14a-11(c) or Section 240.14a-2.

                            U.S. TRUST CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                U.S. TRUST CORPORATION
                114 WEST 47TH STREET, NEW YORK, NEW YORK 10036
                (212) 852-1000

[LOGO]          Notice of
                Annual Meeting
                of Shareholders
                April 22, 1997

                The Annual Meeting of Shareholders of U.S. Trust Corporation (the "Corporation") will be held on Tuesday, April 22, 1997 at 10 A.M., New York time, at U.S. Trust's offices, 114 West 47th Street, New York, New York, in the Auditorium on the first floor, for the following purposes:

                1 To elect six directors to hold office for a term expiring in 2000, and, in each case, until their successors have been elected and qualified;

                2 To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation and its consolidated subsidiaries for the year 1997;

                3 To consider and act upon a proposal to approve amendments to the 1995 Stock Option Plan to authorize an additional 1,500,000 Common Shares for issuance thereunder and to provide that Common Shares repurchased by the Corporation in certain transactions be available for use under the Plan;

                4 To consider and act upon a proposal to approve amendments to the Executive Incentive Plan to authorize an additional 300,000 Common Shares for issuance thereunder and to satisfy certain Internal Revenue Code requirements; and

                5 To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

                Only shareholders of record at the close of business on March 4, 1997 are entitled to notice of and to vote at the meeting and at any adjournment thereof.

                Dated: March 14, 1997

                Carol A. Strickland
                Secretary

                SHAREHOLDERS ARE REQUESTED TO MARK,
                SIGN, DATE AND RETURN THE PROXY
                SUBMITTED HEREWITH IN THE RETURN
                ENVELOPE PROVIDED. THE GIVING OF
                SUCH PROXY WILL NOT AFFECT A
                SHAREHOLDER'S RIGHT TO REVOKE SUCH
                PROXY OR TO VOTE IN PERSON SHOULD
                THE SHAREHOLDER LATER DECIDE TO
                ATTEND THE MEETING.

U.S. TRUST CORPORATION

Proxy
Statement

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders (the "Meeting") of the Corporation and at any adjournment thereof. The Meeting will be held on April 22, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time for the Meeting and are not revoked, will be voted at the Meeting in accordance with the instructions thereon, or if no instructions are given, such shares will be voted as follows: for the election of directors, for the ratification of the appointment of the Corporation's independent auditors, for the amendments to the 1995 Stock Option Plan, for the amendments to the Executive Incentive Plan, and in the discretion of the proxies on any other matters to come before the Meeting. A proxy may be revoked by a shareholder at any time prior to the time the shares are actually voted. Proxies may be revoked either by written notice to the Corporation, by submission of a subsequent proxy or by voting in person at the Meeting.

The approximate date on which this proxy statement and the accompanying form of proxy are being sent to shareholders is March 14, 1997.

The Board of Directors has fixed the close of business on March 4, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date, there were 19,743,090 Common Shares of the Corporation outstanding and entitled to be voted at the Meeting. All share and share unit amounts and share prices in this proxy statement reflect the two-for-one stock split which was distributed February 21, 1997 to shareholders of record on February 7, 1997.

BENEFICIAL OWNERSHIP

The following table contains information as of the close of business on February 28, 1997 concerning (i) those persons known to management of the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding Common Shares, (ii) the beneficial ownership of the Corporation's outstanding Common Shares by United States Trust Company of New York (the "Trust Company"), the Corporation's principal subsidiary, and its affiliates, and (iii) the beneficial ownership of the Corporation's outstanding Common Shares by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group (beneficial ownership involves sole voting and dispositive power unless otherwise indicated):

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL             PERCENT
   TITLE OF CLASS               BENEFICIAL OWNER                  OWNERSHIP              OF CLASS
-------------------------------------------------------------------------------------------------
Common Shares (par      401(k) Plan and ESOP of United     3,982,429 shares (in a       20.16
  value $1 per share)   States Trust Company of New York   fiduciary capacity)(1)
                        and Affiliated Companies 114
                        West 47th Street New York, New
                        York 10036
                        GeoCapital Corporation 767 Fifth   1,073,628 shares (with        5.44
                        Avenue New York, New York 10153    sole dispositive
                                                           power)(2)
                        David S. Gottesman 437 Madison     1,230,400 shares (with        6.23
                        Avenue New York, New York 10022    sole voting and
                                                           dispositive power)(3)
                        United States Trust Company of     1,281,954 shares (in          6.49
                        New York and Affiliated            fiduciary and agency
                        Companies 114 West 47th Street     capacities)(4)
                        New York, New York 10036
                        H. Marshall Schwarz                  440,533(5)(6)
                        Jeffrey S. Maurer                    222,771(5)(6)(7)
                        Frederick B. Taylor                  164,175(5)(6)(7)(8)
                        Paul K. Napoli                        83,442(5)(6)
                        John M. Deignan                       45,594(5)(6)
                        Eleanor Baum                           4,002(9)
                        Samuel C. Butler                      55,373(9)(10)
                        Peter O. Crisp                        10,915(9)
                        Philippe de Montebello                 5,926(9)
                        Paul W. Douglas                       33,566(9)
                        Antonia M. Grumbach                    3,928(9)
                        Frederic C. Hamilton                  66,578(9)
                        Peter L. Malkin                        4,195(9)
                        David A. Olsen                         2,000
                        Philip L. Smith                       14,050(9)
                        John H. Stookey                       29,867(9)
                        Richard F. Tucker                     13,726(9)
                        Carroll L. Wainwright, Jr.            12,958(7)(9)
                        Robert N. Wilson                      11,474(9)
                        Ruth A. Wooden                         3,619(9)
                        All directors and executive
                        officers as a group (numbering
                        23 persons)                        1,336,871(5)(6)(8)            6.50

--------------------------------------------------------------------------------

(1) These shares consist of 3,461,921 shares allocated to the individual accounts of participants in the 401(k) Plan and ESOP (the "Plan"), who have voting and dispositive power over such shares, and 520,508 shares which have not been allocated to participant accounts, as to which shares the Trust Company, as Trustee of the Plan, may be deemed to have voting and dispositive power.

(2) Information herein with respect to GeoCapital Corporation ("GCC") has been obtained from GCC and from filings with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934 by GCC, a registered investment adviser. Such filings further disclose that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Corporation and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3) Information herein with respect to David S. Gottesman has been obtained from Mr. Gottesman's filings with the Securities and Exchange Commission pursuant to
Section 13(d) of the Securities Exchange Act of 1934 and from First Manhattan Co., of which Mr. Gottesman is a general partner. First Manhattan Co. holds 22,580 shares in accounts of clients as to which it may be deemed to have shared voting power and 22,820 shares as to which it may be deemed to have shared dispositive power. Mr. Gottesman disclaims beneficial ownership of all such shares held in accounts of clients. Such filings further disclose that the shares acquired by Mr. Gottesman were acquired solely for investment purposes.

(4) The Trust Company and its affiliates, including the Corporation (together "U.S. Trust"), have sole voting power as to 23,454 of such shares, shared voting power as to 61,992 of such shares, sole dispositive power as to 458,705 of such shares and shared dispositive power as to 823,249 of such shares. The 520,508 shares held in the Plan which have not been allocated to participant accounts as described in footnote 1, and as to which U.S. Trust may have sole voting and dispositive power, are not included. As a matter of policy, U.S. Trust votes shares held in an agency capacity only as directed by its customers, and where it holds shares as a co-fiduciary, votes such shares as directed by the other co-fiduciaries. Shares held by U.S. Trust as sole fiduciary are not voted unless specific voting instructions are given by a donor or beneficiary pursuant to the governing trust instrument.

(5) Includes shares attributable to deferred awards under the 1989 Stock Compensation Plan and Predecessor Performance Plans and shares attributable to awards under the Executive Incentive Plan as follows: Mr. Schwarz 323,462 shares, Mr. Maurer 134,212 shares, Mr. Taylor 60,012 shares, Mr. Napoli 46,762 shares and Mr. Deignan 28,770 shares. See "Compensation of Executive Officers" below.

(6) Includes shares subject to employee stock options excercisable within 60 days of February 28, 1997 as follows: Mr. Schwarz 18,750 shares, Mr. Maurer 14,000 shares, Mr. Taylor 11,250 shares, Mr. Napoli 5,624 shares, Mr. Deignan 5,624 shares and all directors and executive officers as a group 72,120 shares.

(7) Includes 5,000 shares owned by Mr. Maurer's wife, 7,968 shares held in the Maurer family limited partnership, 7,978 shares owned by Mr. Taylor's wife, and 600 shares owned by Mr. Wainwright's wife, with respect to which the director in each case disclaims beneficial ownership.

(8) Includes 540 shares held in a trust of which Mr. Taylor is sole trustee and in which he has a beneficial interest.

(9) Includes shares attributable to deferred compensation under the Board Member's Deferred Compensation Plan as follows: Dr. Baum 2,402 shares, Mr. Butler 38,354 shares, Mr. Crisp 8,515 shares, Mr. de Montebello 1,326 shares, Mr. Douglas 28,892 shares, Ms. Grumbach 328 shares, Mr. Hamilton 3,928 shares, Mr. Malkin 795 shares, Mr. Smith 1,450 shares, Mr. Stookey 2,267 shares, Mr. Tucker 6,076 shares, Mr. Wainwright 4,758 shares, Mr. Wilson 461 shares and Ms. Wooden 1,619 shares. See "Directors' Compensation" below.

(10) Includes 2,500 shares held in a trust of which Mr. Butler is trustee and 9,829 shares held in a trust in which he has a beneficial interest.

Other than as set forth above, management of the Corporation is aware of no person who, on the record date, was the beneficial owner of more than 5% of the Corporation's outstanding Common Shares.

VOTES REQUIRED

Each of the Corporation's Common Shares is entitled to one vote upon each matter to come before the Meeting. The election of directors is by a plurality of the votes cast. Ratification of the appointment of the Corporation's independent auditors requires the affirmative vote of a majority of the votes cast. Approval of amendments to the 1995 Stock Option Plan requires the affirmative vote of a majority of all outstanding shares. Approval of amendments to the Executive Incentive Plan requires the affirmative vote of a majority of the votes cast. Shareholders who do not vote, or who withhold their vote from one or more nominees below and do not vote for another person, or who withhold their vote from the proposals, will not affect the outcome of the votes, provided that a quorum is present at the Meeting, except that the failure to vote, or the withholding of a vote, on the proposal to amend the 1995 Stock Option Plan are the equivalent of a negative vote. A broker who is a record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares if the broker has not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial owner at least fifteen (15) days before the Meeting.

I ELECTION OF DIRECTORS

Six directors of the Corporation are to be elected at the Meeting to serve until the annual meeting of shareholders in 2000 and, in each case, to serve until their successors have been elected and qualified.

The Corporation anticipates that the nominees named herein will be available for election, but if any nominee should be unable to serve, shares represented by proxies will be voted for an additional nominee to be designated by the Board of Directors unless the Board reduces the number of directors. All of the nominees are now directors of the Corporation. All directors of the Corporation are also directors of the Trust Company and serve parallel terms on both Boards.

The following table contains information as to the nominees for election as directors of the Corporation, including name, age, principal occupation, selected biographical information, and all other positions and offices, if any, held by each of them with the Corporation and the Trust Company. The table also shows the year since which each nominee has been continuously a director of the Corporation or of its predecessor corporation ("Old U.S. Trust").

Nominees

                                                                                        FIRST
                                                    PRINCIPAL OCCUPATION AND            BECAME
               NAME                 (AGE)              BUSINESS EXPERIENCE             DIRECTOR
-----------------------------------------------------------------------------------------------
TERM EXPIRES IN 2000

Peter O. Crisp                       (64)     Chairman of Venrock, Inc.                  1992
                                              (venture capital)

Mr. Crisp has been general partner of Venrock Associates since 1969 and became chairman of
Venrock, Inc. in 1995. He is also a director of American Superconductor Corporation, Echelon
Corporation, Evans & Sutherland Computer Corp., Long Island Lighting Company, Inc., Thermedics
Inc., Thermo Electron Corp., Thermo Power Corporation and ThermoTrex Corp. Mr. Crisp serves as a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center, Memorial Hospital
for Cancer and Allied Diseases and Sloan-Kettering Institute for Cancer Research. He is a
trustee of North Shore University Hospital and of The Teagle Foundation.

                                                                                        FIRST
                                                    PRINCIPAL OCCUPATION AND            BECAME
               NAME                 (AGE)              BUSINESS EXPERIENCE             DIRECTOR
-----------------------------------------------------------------------------------------------

Antonia M. Grumbach                  (53)     Partner in Patterson, Belknap,             1991
                                              Webb & Tyler LLP (law firm)

Ms. Grumbach joined the law firm of Patterson, Belknap, Webb & Tyler LLP in 1971 and became a partner of the firm in 1979. She is vice chairman of the board of trustees of Teachers
College-Columbia University and of the William T. Grant Foundation and a trustee of Milton
Academy and The Henfield Foundation. Ms. Grumbach also served as an initial member of the Board of Advisors of the New York University program on philanthropy and the law.

Frederic C. Hamilton                 (69)     Chairman of the Board of The               1972
                                              Hamilton Companies
                                              (investments and venture capital)

Mr. Hamilton serves as chairman of The Hamilton Companies and chairman of the board of Tejas
Gas Corporation. He is also a director of the American Petroleum Institute and a member of the
National Petroleum Council. Mr. Hamilton is chairman of the Denver Art Museum Foundation and of the Denver Art Museum and the Graland Foundation, and a trustee of the Boy's Club Foundation and the Boy Scouts of America Denver Foundation. Mr. Hamilton is also a director of numerous private companies.

Jeffrey S. Maurer                    (49)     President of the Corporation               1989
                                              and the Trust Company

Mr. Maurer joined the Trust Company in 1970 and was made manager of the Asset Management and
Private Banking Group in 1988. He was elected senior vice president in November 1980, executive vice president in May 1986, president effective February 1990 and chief operating officer in
December of 1994. Mr. Maurer is a trustee of Alfred University, a director and treasurer of The
Children's Health Fund, a director of The Hebrew Home for the Aged and a member of the Advisory
Board of The Salvation Army of Greater New York.

David A. Olsen                       (59)     Chairman of the Board and                  1997
                                              Chief Executive Officer of
                                              Johnson & Higgins (insurance
                                              broker/benefit consulting firm)

Mr. Olsen has been associated with Johnson & Higgins for over 30 years, in sales, client work, international and office management. He has been a partner of the firm since 1980 and chairman and chief executive officer since 1990. Mr. Olsen is also a director of Global Capital Re. He is a trustee of Bowdoin College, a board member of the New York City Partnership and United Way of New York City and a member of the Corporate Congress of the New York Public Library. Mr.
Olsen serves as co-chairman of The New York Botanical Gardens Business Council and vice chairman and director of the South Street Seaport Museum.

Richard F. Tucker                    (70)     Retired Vice Chairman of the               1983
                                              Board of Mobil Corporation (petroleum
                                              and chemicals)

Mr. Tucker joined Mobil Corporation in 1961 and retired as vice chairman in May 1991. He was a director of Mobil from 1971, and president and chief operating officer of Mobil Oil Corporation from 1986 until his retirement. Mr. Tucker is also a director of The Perkin-Elmer Corporation.
He is trustee emeritus of Cornell University and a life member of the Board of Overseers of
Cornell Medical College. He is also a trustee of the Aldrich Museum of Contemporary Art, The
Teagle Foundation and the Nantucket Historical Association. Mr. Tucker is a member of the
National Academy of Engineering, The Council on Foreign Relations, Inc. and the Woods Hole
Oceanographic Institution.

                                                                                        FIRST
                                                    PRINCIPAL OCCUPATION AND            BECAME
               NAME                 (AGE)              BUSINESS EXPERIENCE             DIRECTOR
-----------------------------------------------------------------------------------------------
Directors Continuing in Office

TERM EXPIRES IN 1999

Eleanor Baum                         (57)     Dean of Engineering at                     1994
                                              The Cooper Union for the Advancement
                                              of Science & Art

Eleanor Baum became dean of engineering at Cooper Union in 1987. Prior to that, she was dean at
Pratt Institute in Brooklyn and worked as an engineer in the aerospace industry. Dr. Baum is also a director of Allegheny Power Systems, Inc. and Avnet, Inc. She is the past president of the American Society for Engineering Education and serves on the Board of Governors of the New
York Academy of Sciences. Dr. Baum is director and president elect of the Accreditation Board for Engineering & Technology, chairperson of the Association of Engineering Schools, New York
State, and an advisory board member at Duke University, Rice University and the U.S. Merchant
Marine Academy. She is executive director of the Cooper Union Research Foundation and a fellow of the Institute of Electrical & Electronic Engineers.

Philippe de Montebello               (60)     Director of the Metropolitan               1983
                                              Museum of Art

Mr. de Montebello has been associated with the Metropolitan Museum of Art since 1963, serving as associate curator for European paintings from 1963 to 1969, vice director for curatorial and educational affairs from 1974 to 1977 and as director since 1978. In the interim of his duties at the Metropolitan, Mr. de Montebello served as director of the Museum of Fine Arts in Houston from 1969 to 1974. He is a member of the Advisory Board of the Skowhegan School of Painting and
Sculpture and the Columbia University Advisory Council-Departments of Art History and
Archaeology. Mr. de Montebello is a trustee of the New York University Institute of Fine Arts and the American Federation of Arts.

Peter L. Malkin                      (63)     Chairman of Wien & Malkin LLP              1992
                                              (law firm)

Mr. Malkin joined the predecessor law firm of Wien, Malkin & Bettex in 1958 and became a partner in the firm in 1962. He is also chairman of W & M Properties, Inc. and is a general partner in the ownership of several New York City buildings, including the Empire State
Building, the Graybar Building, the Lincoln Building, 1185 Avenue of the Americas, and One Penn
Plaza. Mr. Malkin is founding chairman of the Grand Central Partnership and of the 34th Street
Partnership, a director of the NYC Partnership and Chamber of Commerce, a director and member of the Executive Committee of Lincoln Center for the Performing Arts, chairman of the Dean's
Council and a member of the Overseers Committee to visit The John F. Kennedy School of
Government at Harvard University and was from 1989 through 1995, a member of the Board of
Overseers of Harvard College.

                                                                                         FIRST
                                                     PRINCIPAL OCCUPATION AND            BECAME
               NAME                  (AGE)              BUSINESS EXPERIENCE             DIRECTOR
------------------------------------------------------------------------------------------------

John Hoyt Stookey                     (67)     Chairman of Suburban Propane Pts.          1989
                                               (petrochemicals and propane)

Mr. Stookey served as president of Quantum Chemical Corporation from 1975 to 1993 when Quantum was acquired by Hanson Industries, Inc. He continued as chairman of the board of Quantum, a position he held from 1986, until Suburban Propane was organized in 1995. As Chairman of
Quantum, Mr. Stookey served from 1989 to 1993 as an executive officer of Petrolane Incorporated,
Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993 under the U.S. Bankruptcy Code. Prior to joining Quantum, Mr. Stookey was president of Wallace Clark Incorporated from 1969 to 1975 and served as the U.S. Representative to both private and public banks in Mexico. He is also a director of Cyprus AMAX Minerals Co.,
ACX Technologies Inc. and Chesapeake Corporation. Mr. Stookey is the founder and president of
The Berkshire Choral Institute and of Landmark Volunteers, and trustee of the Glimmerglass
Opera, Berkshire School, Per Scholas Inc., The Clark Foundation and The Robert Sterling Clark
Foundation.

Frederick B. Taylor                   (55)     Vice Chairman of the Board and Chief       1989
                                               Investment Officer of the Corporation
                                               and the Trust Company

Mr. Taylor joined the Trust Company in 1966. In 1980, he was elected a senior vice president and, in 1986, he was elected an executive vice president of the Corporation and chairman,
Investment Policy of the Trust Company. Mr. Taylor was elected vice chairman and chief investment officer effective February 1990. He is a member of the New York Society of Security
Analysts and the Association for Investment Management and Research. Mr. Taylor serves on the board of counselors of White Plains Hospital and on the senior advisory board of the New York
Chapter of the Arthritis Foundation.

Robert N. Wilson                      (56)     Vice Chairman of the Board of Johnson      1991
                                               & Johnson (health care products)

Mr. Wilson joined Johnson & Johnson in 1964. He was appointed to the Executive Committee in 1983 and was elected to the board of directors in 1986. Mr. Wilson is vice chairman of the board of directors of Johnson & Johnson and a member of the board of directors of Amerada Hess
Corporation. He is a member of the Board of Directors of the Pharmaceutical Research and
Manufacturers Association, the PhRMA Foundation, Inc. and is chairman of the Healthcare
Institute of New Jersey. He is also a member of the board of directors of World Wildlife Fund and The Georgetown College Foundation, Inc. Mr. Wilson is a member of the Trilateral Commission and a director of The James Black Foundation in London.

TERM EXPIRES IN 1998

Samuel C. Butler                      (67)     Partner in Cravath, Swaine & Moore         1972
                                               (law firm)

Mr. Butler joined the law firm of Cravath, Swaine & Moore in 1956 and was elected a partner of the firm in 1960. He is also a director of Ashland Inc. and Millipore Corporation. Mr. Butler is
a trustee of the New York Public Library and of the Culver Educational Foundation.

                                                                                         FIRST
                                                     PRINCIPAL OCCUPATION AND            BECAME
               NAME                  (AGE)              BUSINESS EXPERIENCE             DIRECTOR
------------------------------------------------------------------------------------------------

Paul W. Douglas                       (70)     Retired Chairman of the Board of The       1978
                                               Pittston Company (coal mining,
                                               transportation and security services)

Mr. Douglas retired as chairman of the board and chief executive officer of The Pittston Company in September 1991. Prior to joining Pittston in January 1984, he had been associated with
Freeport-McMoRan Inc. following the merger of Freeport Minerals Company and McMoRan Oil and Gas
Company in April 1981. Formerly, he was director of the internal finance section of the ECA
Mission to France. Mr. Douglas is also a director of MacMillan Bloedel Limited of Vancouver,
B.C., New York Life Insurance Company, Phelps Dodge Corporation and South American Gold and
Copper Co. He is a trustee of The International Center for the Disabled and of St.
Luke's-Roosevelt Hospital.

H. Marshall Schwarz                   (60)     Chairman of the Board and Chief            1977
                                               Executive Officer of the Corporation
                                               and the Trust Company

Mr. Schwarz joined the Trust Company in 1967 after a seven-year association with Morgan Stanley
& Co. In 1972, he was elected a senior vice president and head of the Banking Division. He was elected executive vice president and chief operating officer of the Trust Company's Bank Group in 1977 and chief operating officer of the Asset Management Group in 1979. Mr. Schwarz served as president of the Corporation and the Trust Company from June 1986 through January 1990 and became chairman and chief executive officer effective February 1, 1990. He is also a director of
Atlantic Mutual Companies and Bowne & Co., Inc. Mr. Schwarz is chairman of the board of the
American Red Cross in Greater New York and a director of the United Way of New York City. He is a trustee of Teachers College-Columbia University, Milton Academy and the Camille and Henry
Dreyfus Foundation, Inc.

Philip L. Smith                       (63)     Corporate Director and Trustee             1987

Mr. Smith was chairman of the board and director of the Golden Cat Corporation from November
1990 to July 1, 1995. He was chairman of the board, president and chief executive officer of The
Pillsbury Company from August 1988 through January 1989. Formerly, he had been associated with
General Foods Corporation for over 20 years, serving in his final position as chairman of
General Foods and director of Philip Morris Companies, Inc. Mr. Smith is also a director of
Whirlpool Corporation and Ecolab Corporation.

Carroll L. Wainwright, Jr.            (71)     Consulting Partner in Milbank, Tweed,      1981
                                               Hadley & McCloy (law firm)

Mr. Wainwright joined the law firm of Milbank, Tweed, Hadley & McCloy in 1952. After serving as assistant counsel to the Governor of New York from 1959 through 1960, he returned to the firm, becoming a partner in 1963, a senior partner in 1986 and consulting partner in 1991. Mr.
Wainwright is trustee and former president of Boys' Club of New York and an honorary trustee of the American Museum of Natural History. He is also an adjunct professor at Washington and Lee
University Law School, a trustee of the Edward John Noble Foundation, and member of the
Distribution Committee of The New York Community Trust.

Ruth A. Wooden                        (50)     President & Chief Executive Officer        1994
                                               of The Advertising Council, Inc.
                                               (not-for-profit public service
                                               advertising)

Ms. Wooden became president and chief executive officer of The Advertising Council in August
1987. Prior to joining The Advertising Council, she was employed with NW Ayer, Inc. for eleven years. Ms. Wooden serves as a trustee of The Edna McConnell Clark Foundation and of St.
Luke's-Roosevelt Hospital Center. She is vice chair of CARE, USA and a director of Replication and Program Strategies, Inc. Ms. Wooden serves as an advisor to the Columbia Health Sciences
Advisory Council and the Columbia University School of Public Health Advisory Council.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules of the Securities and Exchange Commission (the "Commission") thereunder require the Corporation's directors and officers to file with the Commission reports of their beneficial ownership and changes in beneficial ownership of the Corporation's Common Shares. Personnel of the Corporation generally prepare these reports for the directors and officers on the basis of information furnished by them to such personnel. Based on such information and written representations by the directors and officers that certain reports were not required, the Corporation believes that all reports required by Section 16(a) of the Exchange Act and the rules of the Commission thereunder to be filed by its directors and officers during 1996 or prior fiscal years were timely filed (other than as previously disclosed), except that two monthly statements of beneficial ownership on Form 4 were inadvertently filed late by Mr. Stookey with respect to two transactions.

DIRECTORS' COMMITTEES;
BOARD AND COMMITTEE MEETINGS

The Board of Directors of the Corporation and the Board of Directors of the Trust Company (together, the "Boards") each has, among others, a standing Executive Committee, a standing Audit Committee (in the case of the Trust Company, known as the Examining & Audit Committee) and a standing Compensation and Benefits Committee. The Executive Committees of the Boards are composed of Mr. Schwarz (the Committee Chairman) and seven other Board members, all of whom are appointed annually. The Executive Committees have the power to act for their respective Boards when such Boards are not in session and each Executive Committee also serves as a nominating committee. The Executive Committees will consider nominees for director recommended by shareholders who submit the names of recommended nominees and supporting reasons for such recommendations in writing to the Secretary of the Corporation or the Trust Company. In addition to Mr. Schwarz, the members of both Executive Committees are currently Messrs. Butler, de Montebello, Douglas, Maurer, Stookey and Wainwright and Ms. Grumbach.

The Audit Committee of the Board of Directors of the Corporation and the Examining & Audit Committee of the Board of Directors of the Trust Company (together, "the Audit Committee") provide the Boards with an independent review of the Corporation's and the Trust Company's accounting policies, the adequacy of financial controls and the reliability of financial information reported to the public. The Audit Committee also conducts examinations of the affairs of the Corporation and the Trust Company as required by law or as directed by the Boards, supervises the activities of the internal Auditor and reviews the services provided by the independent auditors. (See "Ratification of Appointment of Independent Auditors" for the names of the members of the Audit Committee, who are appointed annually.)

The Compensation and Benefits Committees of the Boards (together, the "Compensation Committee") determine compensation and benefits for officer-directors, review salary and benefits changes for other senior officers and review employee benefit plans under the Employee Retirement Income Security Act of 1974 and other employee benefit plans. The members of the Compensation Committee (who are appointed annually) are currently Messrs. Smith (the Committee Chairman), Hamilton, Tucker and Wilson, and Ms. Wooden. (See "Compensation Committee Interlocks and Insider Participation" below for the names of the members of the 1996 Compensation Committee.)

In 1996, the Executive Committees of the Boards met three times, the Compensation Committee met three times, and the Audit Committee met five times.

In 1996, the Board of Directors of the Corporation and the Board of Directors of the Trust Company held twelve meetings. No member of the Board of the Corporation or of the Trust Company attended in 1996 fewer than 75% of the aggregate of (1) the total number of meetings of the Boards held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served.

DIRECTORS' COMPENSATION

Each director of the Corporation who is not also an officer of the Corporation or of the Trust Company receives a retainer fee of $15,000 per year and an attendance fee of $1,000 for each meeting attended of the Board of Directors of the Corporation, of the Board of Directors of the Trust Company, of the Executive Committee of each Board and of the committees of the Board of Directors or the Trust Company other than those mentioned below. If the Boards or the Board committees of the Corporation and the Trust Company meet on the same day, only one fee is paid to a director for attendance at both meetings. Under the Stock Plan for Non-Officer Directors, each director of the Corporation who is not also an officer of the Corporation or of the Trust Company receives 400 Common Shares each February as an additional part of his or her annual retainer fee. In addition, at the end of February, a deposit of $5,000 is credited to each Director's account under the Board Member's Deferred Compensation Plan (described below) in the form of phantom share units.

The Chairman of the Audit Committee receives an annual retainer of $12,500 and each member of such Committee receives an annual retainer of $10,000. The Chairman of the Compensation Committee receives an annual retainer of $10,000 and each member of such Committee receives an annual retainer of $7,000. All directors are reimbursed for travel and other out-of-pocket expenses incurred by them in attending board or committee meetings.

Under the Board Member's Deferred Compensation Plan of the Corporation (the "Board Deferred Plan"), directors who are not also officers of the Corporation, the Trust Company or other subsidiaries of the Corporation ("Eligible Board Members") may elect to defer any or all of their cash compensation (including meeting attendance fees) for services rendered as directors of the Corporation or of the Trust Company or as members of any Board committee. An Eligible Board Member (i) allocates his or her deferred compensation between an interest account and a phantom share unit account (at least 50% of deferred amounts must be allocated to phantom share units), and (ii) designates the portion of his or her interest account which is to be credited with earnings based on each of the rates of return available under the Board Deferred Plan. Currently, there are six available rates of return: the Trust Company's prime rate and rates of return matching the rates of return on five of the investment funds available under the Trust Company's 401(k) Plan and ESOP. Deferred compensation is converted into phantom share units by dividing the dollar amount of such compensation by the market value of one Common Share at the time of conversion. Phantom share units earn Common Share dividend equivalents which are converted into additional phantom share units on the basis of the market value of a Common Share on the relevant dividend payment date.

Payouts of amounts held for the account of an Eligible Board Member under the Board Deferred Plan are made in a lump sum or in ten annual installments commencing in the year following the year in which the Eligible Board Member ceases to be a director of the Corporation or of the Trust Company. Payouts of interest account balances are made in cash, and payouts with respect to phantom share units consist of one Common Share for each whole phantom share unit.

Effective December 31, 1996, the Directors' Retirement Plan was amended to terminate retirement benefits for all current and future Eligible Board Members. The actuarial value of each Eligible Board Member's interest in the Retirement Plan as of December 31, 1996 was credited to an account established for each such director under the Board Deferred Plan in the form of phantom share units.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

During 1996, the following non-employee directors served as members of the Compensation Committee: Mr. Philip L. Smith (the Committee Chairman), Mr. Frederic C. Hamilton, Mr. Richard F. Tucker, Mr. Robert N. Wilson and Ms. Ruth
A. Wooden. (See "Transactions with Directors and Executive Officers" below.)

Report on Executive Compensation

The Compensation Committee is responsible for the administration of U.S. Trust's executive compensation program, with oversight review by the Boards of Directors of the Corporation and of the Trust Company. The Compensation Committee determines salary, bonus, stock options and other benefits for senior officers of U.S. Trust, in each case (other than the Chief Executive Officer) upon the recommendation of the Chief Executive Officer.

COMPENSATION STRATEGY AND PROGRAM. U.S. Trust is committed to attracting, motivating and encouraging long-term employment of high-caliber, service-oriented individuals. The Compensation Committee expects and seeks excellence in performance and uses the compensation program as a means to reward superior achievement. The Compensation Committee manages compensation to support the long-term interests of U.S. Trust and its shareholders by adhering to the following basic strategic principles:

     - Compensation at all levels will be competitive with comparable organizations and will reward employees on the basis of their performance and contribution to U.S. Trust.

     - U.S. Trust's benefits package will be competitive and designed to encourage a career commitment to U.S. Trust.

     - Total incentive compensation paid will be based on overall corporate performance; individual and unit performance will determine the allocation of the total among selected participants.

     - As an employee moves up at U.S. Trust, a larger proportion of his or her total compensation will be incentive compensation which will be influenced in large part by the market value of U.S. Trust Common Shares. Incentive compensation (including stock options) at the executive officer level could exceed by several times the executive's base salary, while for the great majority of employees, incentive compensation is unlikely to exceed their base salary. One-half or more of each executive officer's total incentive compensation is likely to be earned based on the value of U.S. Trust Common Shares.

     - The Compensation Committee believes that the performance of U.S. Trust is best when employees think like owners. Consequently, U.S. Trust encourages employee ownership of U.S. Trust Common Shares and has established an ESOP and other stock-based incentive compensation plans. Acceptance of U.S. Trust's ownership philosophy is a requirement for advancement to senior management positions; senior management will be expected over time to build and maintain significant ownership positions in U.S. Trust Common Shares.

     - In furtherance of the Corporation's stock ownership philosophy for senior management, the Compensation Committee has established specific minimum target levels of stock ownership for each of U.S. Trust's executive officers. In the case of the executive officers named in the Summary Compensation Table below, the target levels of ownership, which are expected to be achieved over a period of time, are stock having a value of eight times salary for Messrs. Schwarz, Maurer and Taylor and six times salary for Messrs. Napoli and Deignan.

Salaries for executive officers are administered to provide a level of base compensation that is competitive with that available at other high caliber institutions. Annual salary increases generally reflect improved individual performance, increased responsibilities and changes in the competitive marketplace. These factors involve subjective judgments made by the Compensation Committee and are not weighted. For competitive comparisons, the Committee compared total compensation for U.S. Trust executive officers against total compensation paid by 64 asset management firms (banks and non-banks) to their executive officers. Total compensation for U.S. Trust's executive officers is designed, if all targets are met, to be at or somewhat above the median of total compensation levels for executives in similar positions with the comparative group of firms. Since so much of U.S. Trust's executive compensation is incentive-based, the Compensation Committee would expect to see executives' total pay well above these levels in years when performance exceeds goals and well below them when performance falls short.

Incentive compensation for the executive officers in 1996 was paid under the terms of the Executive Incentive Plan (EIP) approved by shareholders in October 1995. See "Approval of Amendments to the Executive Incentive Plan." The compensation so payable was based on the attainment of pre-established performance goals for the period beginning on January 1, 1996 and ending on December 31, 1996. As to the corporate performance goals, the Committee determined that the pool available for awards for this period would be a percentage, ranging upward from 30%, of a Target Awards Pool of $9.5 million, depending on the level of the Corporation's earnings per share for this period. U.S. Trust's earnings per share for the period resulted in an awards pool equal to 106.3% of the Target Awards Pool. Individual EIP awards to the named executive officers were based on the Compensation Committee's assessment of their individual performance and their contribution to U.S. Trust's financial results for the period. None of the awards exceeded the amount generated by applying the 106.3% award percentage to their pre-established performance goals.

Long-term incentive compensation for U.S. Trust's executive officers in 1996 was provided in the form of grants of stock options under the 1995 Stock Option Plan approved by shareholders in October 1995. The grants provide for an exercise price equal to the fair market value of U.S. Trust Common Shares at the time of grant and vest 25% per year over four years. The size of each executive officer's stock option award was not based on arithmetic criteria but rather was based on the Compensation Committee's assessment of the individual's potential long-term contribution to U.S. Trust's financial results. Executive officers generally were and are strongly encouraged to hold shares obtained through the exercise of stock options consistent with U.S. Trust's general commitment to substantial stock ownership by its executives and the specific target levels of ownership established for each executive.

Under section 162(m) of the Internal Revenue Code of 1986, the amount allowable as a tax deduction for compensation paid to the chief executive officer and each of the four other highest paid officers of any publicly-held corporation generally is limited to $1 million per year for each such officer. Certain performance-based compensation is excluded from compensation subject to this deduction limit. The Committee believes that all stock options granted to the executive officers in 1996 under the 1995 Stock Option Plan qualified for the exclusion for performance-based compensation under section 162(m). However, awards made to the executive officers for 1996 under the EIP, although performance-based, did not qualify for exclusion under section 162(m) because of the extent of discretion granted to the Committee to determine the amount of the awards payable.

In 1996, the Board of Directors approved amendments to the EIP that are intended to permit awards made to the executive officers for 1997 and subsequent years to qualify for the performance-based exclusion to the deduction limit under section 162(m). These amendments are being presented to shareholders for their approval as described below. See "Approval of Amendments to the Executive Incentive Plan."

For 1997 and subsequent years, the Committee will endeavor to provide compensation to U.S. Trust's executive officers in amounts that will not exceed the section 162(m) tax deduction limit, to the extent the Committee believes this will be consistent with the achievement of the objectives of the Committee's compensation strategy described above. However, the Committee retains the flexibility to provide compensation to any U.S. Trust executive officer in an amount that may exceed the limit for tax deductibility under section 162(m), whenever the Committee believes that payment of such compensation may help attain the goals of the Committee's executive compensation strategy, or may otherwise be in the best interest of U.S. Trust and its shareholders.

CEO COMPENSATION FOR 1996. The base salary paid in 1996 to H. Marshall Schwarz, Chairman and Chief Executive Officer ("CEO"), was $600,000. Mr. Schwarz's salary reflected the Compensation Committee's review of competitive and internal compensation levels, as well as its belief that executive compensation should be influenced by both short and long-term operating results and should reflect both short and long-term incentives rather than salary alone.

Mr. Schwarz also received an award for 1996 under the EIP. The amount of this award to Mr. Schwarz was determined in the manner indicated in the above description of this program.

Mr. Schwarz also earned a performance share award for the 1994-96 performance cycle under the 1989 Stock Compensation Plan, a program which has been discontinued. This is the last award to be made under this Plan. The amount of the award was determined in the manner described below (see "Performance Share Units"). In addition, Mr. Schwarz received a stock option grant for 35,000 Common Shares exercisable at a price of $23.625 per share, the market price of U.S. Trust Common Shares on February 27, 1996, the date of the grant.

In summary, the Compensation Committee believes it has a comprehensive and competitive executive compensation program with an appropriate balance between salary and short and long-term incentives and with an emphasis on stock-based compensation. It intends to continue this emphasis in the future.

                                          Respectfully submitted,

                                          Philip L. Smith, Chairman
                                          Frederic C. Hamilton
                                          Richard F. Tucker
                                          Robert N. Wilson
                                          Ruth A. Wooden

The following table sets forth the compensation paid or accrued during 1996, 1995 and 1994 to the CEO and the four other most highly compensated executive officers for services rendered in all capacities to the Corporation and to the Trust Company and to their affiliates:

Summary Compensation Table

                                                            LONG-TERM
                                                            COMPENSATION
                                 ANNUAL                     -------------------------------
                                 COMPENSATION
                                 -------------------------  AWARDS                PAYOUTS
                                                   OTHER    --------------------- ---------
                                                   ANNUAL   RESTRICTED   STOCK    LONG-TERM  ALL OTHER
                                                   COMPEN-  STOCK        OPTION   INCENTIVE  COMPEN-
NAME AND PRINCIPAL               SALARY   BONUS    SATION   AWARDS       AWARDS   PAYOUTS    SATION(3)
POSITION                   YEAR  ($)      ($)      ($)      ($)(1)       (#)      ($)(2)     ($)
------------------------------------------------------------------------------------------------------
H.M. Schwarz                1996 623,077  657,572     0       328,736      35,000  758,478     24,096
  Chairman, CEO             1995 572,308  450,923     0       150,688     140,000  512,798     28,615
                            1994 547,308  257,635     0             0      30,000  465,099     33,177

J.S. Maurer                 1996 488,077  461,950     0       230,941      26,000  654,582      7,500
  President, COO            1995 455,385  418,385     0       105,840     105,000  347,849     22,769
                            1994 401,539  169,923     0             0      20,000  316,316     23,913

F.B. Taylor                 1996 488,077  461,950     0       230,941      21,000  549,297      7,500
  Vice Chairman,            1995 407,692  299,615     0       104,580      84,000  290,585     20,385
  Chief Investment          1994 371,539  151,423     0       179,375      18,000  262,554     21,428
  Officer

P. K. Napoli                1996 331,154  276,715     0       138,337      10,500  362,537      7,500
  Executive Vice            1995 306,077  189,158     0        61,740      30,000  189,223     15,304
  President                 1994 272,846  111,358     0             0       6,000  173,286     17,046

J.M. Deignan                1996 331,154  276,715     0       138,337      10,500  300,529      7,500
  Executive Vice            1995 307,923  219,708     0        61,740      30,000  203,838     15,396
  President                 1994 287,846  110,358     0             0       6,000  187,538     14,392

--------------------------------------------------------------------------------
(1) Each dollar value shown in this column for 1995 and 1996 is the Restricted Units Portion (i.e. 33 1/3%) of a named executive officer's EIP award for that year. See "Approval of Amendments to the Executive Incentive Plan -- Summary Description of the Executive Incentive Plan." Such dollar values for 1996 were converted into Restricted Unit awards on February 25, 1997, as follows, based on the average of the high and low market prices of a Common Share on that date:
Mr. Schwarz -- 6,867 units; Mr. Maurer -- 4,824 units; Mr. Taylor -- 4,824 units; Mr. Napoli -- 2,890 units; and Mr. Deignan -- 2,890 units. A holder of restricted Common Shares is entitled to receive dividends paid on such shares, and a holder of Restricted Units is credited with additional units in respect of dividends that would be paid on the Common Shares underlying his or her Restricted Units. The number and value of the named executive officers' aggregate restricted stock and unit holdings at the end of the Corporation's last fiscal year (December 31, 1996), not including the above-mentioned February 1997 awards, were as follows: Mr. Schwarz -- 3,827 units ($150,688); Mr.
Maurer -- 2,688 units ($105,840); Mr. Taylor -- 2,656 units and 7,000 shares ($380,205); Mr. Napoli -- 1,568 units ($61,740); and Mr. Deignan -- 1,568 units
($61,740).

(2) See "Performance Share Units" below.

(3) See following table for identification and amounts of components.

The following table lists for each of the named executive officers the payments that comprise the "All Other Compensation" amounts for 1996 found in the Summary Compensation Table.

All Other Compensation

                                                   EMPLOYER         EARNINGS ON
                                                 CONTRIBUTION         DEFERRED
                                                  TO ESOP(1)         AWARDS(2)           TOTAL
            NAME                YEAR                  ($)               ($)               ($)
-----------------------------------------------------------------------------------------------
H.M. Schwarz                    1996             7,500              16,596              24,096

J.S. Maurer                     1996             7,500              0                   7,500

F.B. Taylor                     1996             7,500              0                   7,500

P. K. Napoli                    1996             7,500              0                   7,500

J.M. Deignan                    1996             7,500              0                   7,500

--------------------------------------------------------------------------------
(1) Represents the amount of the employer contribution made to the ESOP portion of the 401(k) Plan and ESOP on behalf of each of the named executive officers for the year indicated.

(2) Represents that portion of the earnings credited on certain previously deferred incentive plan cash awards which is required to be reported by the rules of the Securities and Exchange Commission.

STOCK OPTIONS. The following tables set forth certain information concerning options granted during 1996 to the executive officers named in the Summary Compensation Table, including potential gains that these officers would realize under two stock price growth-rate assumptions compounded annually. Under the 5% growth-rate assumption, the indicated values would be realized if the stock price reached $38.48 per share at the end of the option term (10 years from grant). Correspondingly, under the 10% growth-rate assumption, the indicated values would be realized if the stock price reached $61.28 per share.

Option Grants in 1996

                      INDIVIDUAL GRANTS
                  --------------------------                                 POTENTIAL REALIZABLE
                                                                                     VALUE
                  ------------------------------------------------------       AT ASSUMED ANNUAL
                   NUMBER OF   EXERCISE % OF     PRICE PER                   RATES OF STOCK PRICE
                  SECURITIES       TOTAL           SHARE                       APPRECIATION FOR
                  UNDERLYING      OPTIONS         (MARKET                       OPTION TERM(1)
                    OPTIONS     GRANTED TO        PRICE AT
                    GRANTED    EMPLOYEES IN       DATE OF     EXPIRATION     ---------------------
      NAME            (#)       FISCAL YEAR      GRANT)($)     DATE(2)       5% ($)       10% ($)
--------------------------------------------------------------------------------------------------
H.M. Schwarz      35,000       6.95%            23.625        02/27/06       520,017     1,317,826
J.S. Maurer       26,000       5.16%            23.625        02/27/06       386,299     978,956
F.B. Taylor       21,000       4.17%            23.625        02/27/06       312,010     790,695
P.K. Napoli       10,500       2.08%            23.625        02/27/06       156,005     395,348
J.M. Deignan      10,500       2.08%            23.625        02/27/06       156,005     395,348
--------------------------------------------------------------------------------------------------

(1) Annual growth-rate assumptions are prescribed by rules of the Securities and Exchange Commission and do not reflect actual or projected price appreciation of U.S. Trust Corporation Common Shares.

(2) Each option will vest and become exercisable in four equal, cumulative installments on each of the first through fourth anniversary dates of the date of grant (February 27, 1996).

The following table discloses the aggregated stock option exercises for each of the named executive officers in the fiscal year ended December 31, 1996. It also shows the number of vested and unvested unexercised options and the value of vested and unvested unexercised in-the-money options as of December 31, 1996.

Aggregated Option Exercises in 1996 and Year-End Option Values

                                                           NUMBER OF
                                                          SECURITIES                     VALUE OF
                                                          UNDERLYING                    UNEXERCISED
                                                          UNEXERCISED                  IN-THE-MONEY
                                                          OPTIONS AT                    OPTIONS AT
                   SHARES                                 YEAR-END(#)                 YEAR-END($)(2)
                 ACQUIRED ON        VALUE          -------------------------     -------------------------
     NAME        EXERCISE(#)   REALIZED($)(1)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
H.M. Schwarz             0                 0             10,000/165,000              189,375/2,608,125
J.S. Maurer              0                 0              7,500/123,500              142,031/1,952,093
F.B. Taylor              0                 0              6,000/ 99,000              113,625/1,564,875
P.K. Napoli              0                 0              3,000/ 37,500               56,812/  604,837
J.M. Deignan             0                 0              3,000/ 37,500               56,812/  604,837
----------------------------------------------------------------------------------------------------------

(1) Aggregate market value on the date(s) of exercise less aggregate exercise price.

(2) Total value of unexercised options is based on the difference between aggregate market value of U.S. Trust Corporation Common Shares at $39.50 per share, the closing price on December 31, 1996, and aggregate exercise price.

PERFORMANCE SHARE UNITS. The 1989 Stock Compensation Plan (the "Stock Plan") provided for the grant of performance share units which were earned over a 3-year "Performance Cycle" to the extent that pre-established performance goals for the Corporation were met. Except for any portion of an earned award that an officer had previously elected to defer, earned awards were paid as soon as practicable after the close of the Performance Cycle. Awards that were not deferred were paid in a combination of cash and the Corporation's Common Shares, as the Compensation Committee determined, but at least 50% of a non-deferred award was paid in the Corporation's Common Shares. Deferred awards were either converted to "phantom share units" ("PSUs") or credited to the "Interest Portion" of the officer's account under the Stock Plan, as the officer elected, but at least 50% of any deferred award was converted to PSUs.

Earnings are credited to the Interest Portion of a deferred award at the Trust Company's prime rate, or at a rate of return matching the rate of return on any one or more of the Stock Plan's available three hypothetical investment options, as the officer may select from time to time. The "PSU Portion" of an officer's deferred award is credited, as of the date of each dividend payment on the Corporation's Common Shares, with dividend equivalents in the form of additional PSUs.

Payments with respect to deferred awards are made in 10 annual installments commencing in the year following the officer's retirement or other termination of employment. Payments with respect to the PSU Portion of a deferred award are made in the form of the Corporation's Common Shares, and payments with respect to the Interest Portion of a deferred award are made in cash.

Each performance share unit and each PSU credited to an officer under the Stock Plan represents one Common Share of the Corporation, but constitutes only a "phantom" share. It entitles the holder to be credited with dividend equivalents and to receive one Common Share of the Corporation for each such unit to the officer's credit when distributions are made to the officer from the plan, but it does not otherwise entitle the officer to any of the rights of a holder of the Common Shares.

The number of performance share units initially granted was based on a guideline percentage of salary, divided by the stock price at the time of grant. The guideline percentage used for this purpose was 60% in the case of the CEO, and 45% to 55%, in the case of the other named executive officers.

Effective September 2, 1995, U.S. Trust's securities processing business was sold to The Chase Manhattan Corporation ("Chase") in a transaction (the "Reorganization") that was accomplished by (i) the transfer of U.S. Trust's remaining businesses to "New" U.S. Trust Corporation (which is the Corporation as it is now constituted), (ii) the spin-off, on a share-for-share basis, of all the shares of "New" U.S. Trust Corporation to the shareholders of "Old" U.S.

Trust Corporation (which was the Corporation as it was constituted prior to the Reorganization, and the (iii) merger of "Old" U.S. Trust Corporation into Chase, with the shareholders of "Old" U.S. Trust Corporation receiving .68 of a share of Chase common stock in exchange for each outstanding common share of "Old" U.S. Trust Corporation. As a result of the Reorganization, the performance goals established for the 1996 Performance Cycle were deemed to have been met in full, and all performance share units awarded to each officer for the 1996 Performance Cycle were deemed to be fully earned and payable to the officer if he or she remained in employment with the Corporation or its affiliates until the end of such Performance Cycle. The Performance Cycle ended December 31, 1996 was the last Performance Cycle established under the Stock Plan. The following table shows, for each executive officer named in the Summary Compensation Table, the number of performance share units awarded for the 1996 Performance Cycle that were deemed to be fully earned and payable to the executive officer as a result of the Reorganization:

                                                                          PERFORMANCE
                                                                             SHARE
                                                                           UNITS FOR
                                      NAME                                1996 CYCLE
        ----------------------------------------------------------------  -----------
        H.M. Schwarz....................................................     23,594
        J.S. Maurer.....................................................     15,914
        F.B. Taylor.....................................................     13,354
        P.K. Napoli.....................................................      8,946
        J.M. Deignan....................................................      9,488

The number of performance share units shown for each of the named executive officers in the foregoing table represents the number of performance share units initially awarded to the officer (a) adjusted, in accordance with a conversion formula contained in the Stock Plan, to reflect the Reorganization and (b) increased to reflect additional performance share units credited through December 31, 1996 to the officer as Common Share dividend equivalents in respect of the officer's outstanding performance share units. The Summary Compensation Table above, under the column heading "Long-Term
Compensation -- Payouts -- Long-Term Incentive Payouts," shows the dollar value of awards earned by the named executive officers for the three Performance Cycles which ended at the end of 1994, 1995 and 1996.

PERFORMANCE GRAPH. The graph below compares the annual change in the cumulative total return on U.S. Trust Corporation Common Shares with the annual change in the cumulative total returns of the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Index, an index currently composed of 66 financial services firms. The graph assumes an investment of $100 on December 31, 1991 in "Old" U.S. Trust Common Shares, and the reinvestment of all subsequent dividends (including the value of the Chase common stock received in the Reorganization) into the Common Shares of "Old" U.S. Trust and "New" U.S. Trust.

Management believes that, for purposes of showing total return over a five-year period, the financial services firms comprising the Standard & Poor's Financial Index are more comparable to "New" U.S. Trust than would be a group comprised solely of banks.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG U.S. TRUST, S&P 500 AND S&P FINANCIAL INDEX

      MEASUREMENT PERIOD          U.S. TRUST                      S&P FINANCE
    (FISCAL YEAR COVERED)            CORP.       S&P 500 INDEX       INDEX
1991                                    100.00          100.00          100.00
1992                                     118.8           107.6           123.3
1993                                     130.7           118.4           136.9
1994                                     164.4           120.0           132.2
1995                                     257.1           165.0           203.4
1996                                     415.7           202.7           274.7

 * Assumes that (1) the value of the investment in U.S. Trust Common Shares, the S&P 500 Stock Index and the S&P Financial Index was $100 on December 31, 1991, and (2) all dividends, including the value of the Chase common stock received in the Reorganization, were reinvested.

RETIREMENT BENEFITS. Each of the executive officers named in the Summary Compensation Table is a participant in The Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies (the "Retirement Plan"). The Retirement Plan is a defined benefit pension plan which is tax qualified under Section 401(a) of the Internal Revenue Code. The Retirement Plan provides for payment of a pension in an annual amount equal to a specified percentage (based on the length of a participant's credited service up to a maximum of 35 years) of the participant's average base salary for his highest five consecutive years of base salary during the last ten plan years prior to retirement or other termination of employment, reduced by a portion of the participant's annual Social Security benefit. The table below shows the estimated annual pension payable under the Retirement Plan's benefit formula upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who have elected to receive their pensions under a straight life annuity option. The amounts shown do not reflect reductions which would be made to offset Social Security benefits.

HIGHEST CONSECUTIVE            ESTIMATED ANNUAL PENSION FOR
FIVE-YEAR                      REPRESENTATIVE
AVERAGE BASE SALARY            YEARS OF CREDITED SERVICE
---------------------------------------------------------------------------------------------
                                  15           20           25           30        35 OR MORE
---------------------------------------------------------------------------------------------
 $250,000                      $ 84,375     $112,500     $125,000     $137,500      $150,000
  300,000                       101,250      135,000      150,000      165,000       180,000
  350,000                       118,125      157,500      175,000      192,500       210,000
  400,000                       135,000      180,000      200,000      220,000       240,000
  450,000                       151,875      202,500      225,000      247,500       270,000
  500,000                       168,750      225,000      250,000      275,000       300,000
  550,000                       185,625      247,500      275,000      302,500       330,000
  600,000                       202,500      270,000      300,000      330,000       360,000
---------------------------------------------------------------------------------------------

The table below sets forth the number of years of credited service and the average base salary, in each case as of the end of 1996, that would be taken into account in determining the pension payable under the Retirement Plan's benefit formula to each of the executive officers named in the Summary Compensation Table.

                                                                                     AVERAGE
                                                                    YEARS              BASE
                              NAME                                OF SERVICE          SALARY
---------------------------------------------------------------------------------------------
H.M. Schwarz                                                      29.9               $558,000
J.S. Maurer                                                       26.5                422,000
F.B. Taylor                                                       30.6                404,000
P.K. Napoli                                                       13.0                283,600
J.M. Deignan                                                      9.0                 293,800
---------------------------------------------------------------------------------------------

The amount of compensation taken into account in determining each executive officer's pension under the Retirement Plan's formula, as shown in the third column of the table above, represents the average of the rates of base salary in effect for such officer as of the last day of each of the years 1992 through 1996. In the case of each such officer, the base salary amounts so taken into account for the years 1994, 1995 and 1996 differ from the amounts shown in the "Salary" column of the Summary Compensation Table for these years, in that the latter amounts represent the base salary actually earned by the officer during each such year, rather than the rate of base salary in effect for the officer at the end of that year.

The pension amounts otherwise payable from the Retirement Plan are subject to reduction to the extent necessary to comply with certain limitations under the Internal Revenue Code of 1986 as amended (the "Code Limitations"). However, in the case of each executive officer named in the Summary Compensation Table, any pension amount otherwise payable under the Retirement Plan's benefit formula that cannot be paid to such officer from the Retirement Plan because of the Code Limitations will be paid to the officer under the Corporation's Benefit Equalization Plan.

CHANGE IN CONTROL PROVISIONS. Various compensation and benefit plans maintained by U.S. Trust, under which the executive officers named in the Summary Compensation Table are covered, contain provisions pursuant to which payment of the benefits provided under the plan would be accelerated in the event of a "change in control" of the Corporation (as defined in such plans), unless the Board of Directors otherwise determines prior to the date of the change in control (or not later than 45 days thereafter in certain circumstances). As defined in each of such plans, a "change in control" means that any of the following events has occurred: (i) 20% or more of the Common Shares have been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation; (ii) there has been a merger or equivalent combination after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Corporation; or (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by the Board of Directors or

Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation.

Specifically, upon such a change in control (a) the restrictions applicable to all restricted stock previously awarded under the Stock Plan would lapse, and a cash payment would be made for each share of restricted stock equal to the Determined Value (as defined in such plan) of a Common Share of the Corporation;
(b) the non-vested portion of all stock options granted under the 1995 Stock Option Plan and held by current officers or former officers whose employment terminated by reason of retirement would become vested and immediately and fully exercisable; (c) each outstanding but unexercised option under the 1995 Stock Option Plan would be cancelled, and the holder thereof would be entitled to receive a cash payment equal to the excess of the Determined Value (as defined in the 1995 Stock Option Plan) of the Common Shares subject to such option over the aggregate purchase price of such Common Shares under the terms of the option; (d) all previously deferred awards of performance share units under the Stock Plan would become immediately payable in the form of a cash payment in an amount equal to the sum of the Interest Portion (as defined in the Stock Plan) of such awards and the Determined Value (as defined in the Stock Plan) of the number of Common Shares of the Corporation corresponding to the number of units included in the Phantom Share Unit Portion (as defined in the Stock Plan) of such awards; (e) all benefit equalization units previously granted under the Stock Plan (a form of phantom share unit) would become immediately payable in the form of a cash payment in an amount equal to the Determined Value (as defined in the Stock Plan) of the number of Common Shares of the Corporation corresponding to the number of benefit equalization units credited to the participant; (f) all awards under the Executive Incentive Plan for the year in which the change in control occurs would be deemed to have been earned in full and to the maximum extent, and would be immediately payable in the form of a cash payment; (g) all Restricted Units (a form of phantom share unit) granted under the Executive Incentive Plan would become immediately vested, and the holders thereof would be entitled to receive a cash payment equal to the Determined Value (as defined in the Executive Incentive Plan) of such Restricted Units; (h) the balance of each participant's account under the Executive Deferred Compensation Plan would become immediately payable in the form of a cash payment; and (i) the supplemental pension benefits provided for any officer under the Benefit Equalization Plan and, in the case of Messrs. Schwarz, Maurer and Taylor, under the supplemental pension agreements between such officers and the Corporation, would become immediately payable upon the "involuntary termination" (as defined in such plan and agreements) of such officer's employment following a change in control, in the form of a cash payment in an amount equal to the single sum actuarial equivalent of the officer's supplemental pension benefits.

The Retirement Plan provides that if that plan is terminated within four years after the occurrence of a change in control, any surplus funding in the plan would be applied (subject to the Code Limitations and other tax qualification requirements applicable to the Retirement Plan) to provide pro rata increases in the accrued pension benefits of all qualified participants in the Retirement Plan including the executive officers named in the Summary Compensation Table.

Under the 1990 Change in Control and Severance Policy for Top Tier Officers, each of the executive officers named in the Summary Compensation Table would be entitled to receive severance benefits (i) in the event of any such officer's involuntary termination (as defined in such plan) of employment within two years following a change in control, or (ii), in the case of any such officer who is a member of the Office of the Chairman, in the event of such officer's voluntary termination of employment within six months following a change in control. In such event, each such officer would be entitled to receive a cash payment in an amount equal to the sum of (a) two times such officer's then current annual base salary, (b) two times the average of the highest three of the previous five year's awards to such officer under the Executive Incentive Plan and the 1990 Annual Incentive Plan previously maintained by the Trust Company and (c) 26 times such officer's then current weekly base salary. In addition, if the cash payment so payable to any such officer, or if any benefit payable to any such officer upon a change in control, or upon such officer's termination of employment following a change in control, under any other plan or agreement described above (a "Change in Control Benefit") would be subject to the excise tax imposed on "excess parachute payments" under section 280G of the Internal Revenue

Code, such officer would be entitled to receive, pursuant to the 1990 Change in Control and Severance Policy for Top Tier Officers, a "gross-up" payment in an amount that is intended to make such officer whole, on an after-tax basis, for the excise tax such officer is required to pay with respect to such Change in Control Benefit.

The Corporation and the Trust Company have also entered into "Benefit Protection Agreements" with each of the named executive officers under which such officer would be entitled to receive the Change in Control Benefits that otherwise would be payable to such officers under each of the plans or agreements described above if a change in control occurs, even if the Board of Directors should determine that the transaction in question should not be treated as a change in control for purposes of any one or more of such plans or agreements. Each Benefit Protection Agreement provides for an initial two-year term, with automatic extensions for successive one-year terms unless the Trust Company notifies the named executive officer in writing at least 90 days before the expiration of the term that his Benefit Protection Agreement will not be further extended.

BENEFIT PROTECTION TRUSTS. The Corporation has established the U.S. Trust Corporation Benefits Protection Trust I and the U.S. Trust Corporation Benefits Protection Trust II, and the Trust Company has established the United States Trust Company of New York and Affiliated Companies Executives Benefits Protection Trust for the purposes of assisting the Corporation and the Trust Company in meeting their obligations under certain of the benefit and compensation plans maintained by them. The U.S. Trust Corporation Benefits Protection Trust I also covers benefits payable under the Board Deferred Plan with respect to the "Interest Portion" of a board member's deferred amounts under that plan.

Upon the occurrence of a change in control, the trust funds would be used to make benefit payments to the officers and board members in accordance with the provisions of the applicable plans and the trust agreements. However, at all times prior to payment to the officers and board members, all assets held in the trusts will remain subject to the claims of the Corporation's and the Trust Company's respective creditors.

The trusts are intended to qualify as "grantor trusts" within the meaning of the Internal Revenue Code, with the consequence that the Corporation and the Trust Company will be treated as owners of all of the assets and income of the trusts for federal income tax purposes. No contributions have been made to the trusts as yet.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of the Corporation's directors are customers of the Trust Company and some of the directors are officers of corporations or members of partnerships which are customers of the Trust Company. As such customers, they have had transactions in the ordinary course of business with the Trust Company, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. In the ordinary course of business, the Trust Company uses the products or services of a number of organizations with which directors of the Corporation are affiliated as officers or partners. It is expected that the Trust Company and the Corporation will in the future have transactions with organizations with which directors of the Corporation are affiliated as officers or partners. The law firm of Cravath, Swaine & Moore, of which Mr. Samuel C. Butler is a partner, the law firm of Patterson, Belknap, Webb & Tyler LLP, of which Ms. Antonia M. Grumbach is a partner, and the law firm of Wien & Malkin LLP, of which Mr. Peter L. Malkin is a partner, performed legal services for the Corporation or the Trust Company in 1996.

II RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder approval, the Boards of Directors of the Corporation and of the Trust Company have appointed Coopers & Lybrand L.L.P., certified public accountants, as independent auditors for the year 1997. Coopers & Lybrand L.L.P. have served as independent auditors for the Trust Company for many years and have served as independent auditors for the Corporation since its inception in 1977. In their capacity as independent auditors for the year 1996, Coopers & Lybrand L.L.P. performed the following services: audited the consolidated financial statements of the Corporation and of certain of the subsidiaries of the Corporation and the Trust Company, the separate financial statements of the Trust Company's employee benefit plans as required by the Employee Retirement Income Security Act of 1974 and the separate financial statements of the Pooled Pension and Profit Sharing Trust Funds and Discretionary Trust Funds administered by the Trust Company; conducted limited reviews of the quarterly financial information that is reported to shareholders; and conducted special internal accounting control reviews with respect to certain aspects of the Trust Company's trust and fiduciary responsibilities.

The members of the Audit Committee are currently Messrs. Stookey (the Committee Chairman), Crisp, de Montebello, Douglas, Smith and Wilson.

Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting with the opportunity to make a statement if they wish to do so. They also will be available to respond to appropriate questions.

III APPROVAL OF AMENDMENTS TO THE 1995 STOCK OPTION PLAN

The 1995 Stock Option Plan of U.S. Trust Corporation (the "Plan") was adopted by the Board of Directors of the Corporation effective September 1, 1995, and was approved by the Corporation's shareholders at a special meeting of shareholders held on October 24, 1995.

The Board of Directors has adopted, subject to the approval of the Corporation's shareholders, amendments to the Plan that would (i) increase the maximum number of Common Shares that may be issued for use under the Plan, and (ii) provide for previously-issued and outstanding Common Shares that are reacquired by the Corporation in certain transactions (described below) to be added to the number of Common Shares otherwise available for use under the Plan.

Set forth below are a description of these proposed amendments and a general summary of the terms of the Plan. Copies of the Plan are not being submitted with this proxy statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of the Corporation at the address shown in the Notice of Annual Meeting of Shareholders preceding the first page of this proxy statement.

Proposed Amendments

Section 3 of the Plan, as approved by the Corporation's shareholders in October 1995, presently authorizes a total of 1,700,000 Common Shares for issuance under the Plan. Section 3 also provides that upon the forfeiture of the non-vested portion of any previously granted options, the number of Common Shares no longer subject to those options also will be available for the grant of further options under the Plan.

As of January 1, 1997, there were approximately 214,376 Common Shares remaining available for issuance in connection with grants of options under the Plan. Because of the limited number of Common Shares remaining available, the Board of Directors believes it is appropriate to authorize additional Common Shares for future grants of options. Accordingly, Section 3 of the Plan has been amended, subject to shareholder approval, to authorize an additional 1,500,000 Common Shares for issuance in connection with options granted under the Plan after January 1, 1997. The Board of Directors believes that the Plan is an important element of the Corporation's executive compensation program because stock-based incentive compensation ties employee compensation directly to stock value and thus aligns the interests of the Corporation's employees with those of its shareholders. See "Compensation of Executive Officers -- Report on Executive Compensation" above. The Board of Directors believes that the proposed increase in the number of Common Shares authorized for issuance under the Plan is necessary to enable the Corporation to continue to provide U.S. Trust's officers with competitive long-term incentive compensation that is linked to the creation of shareholder value.

The proposed amendments to Section 3 also provide that there will be added to the number of Common Shares available for the grant of options under the Plan, as described in the preceding paragraph, (i) any Common Shares delivered (or deemed to have been delivered) to the Corporation after January 1, 1997 upon the exercise of any option granted under the Plan (including any such option granted prior to January 1, 1997) in payment or partial payment of the purchase price of the Common Shares covered by that option; and (ii) any Common Shares purchased by the Corporation after January 1, 1997 on the open market with "Option Proceeds". "Option Proceeds" is defined to mean, with respect to the exercise of any option, the sum of (x) the amount of cash received (or in the case of a cashless exercise, deemed received) by the Corporation in payment or partial payment of the purchase price of Common Shares pursuant to such exercise, and
(y) the "Tax Savings" realized by the Corporation attributable to such exercise. The "Tax Savings" realized by the Corporation attributable to the exercise of any option means an amount equal to (1) the amount of the deduction allowable to the Corporation or any of its affiliated companies under section 162 of the Internal Revenue Code of 1986, as amended (the "Code") as compensation attributable to the exercise of such option, multiplied by (2) the combined federal, state and local marginal income tax rate for the applicable officer's employing company for the year of such exercise or, if such deduction is allowable by reason of a "disqualifying disposition" of any Common Shares acquired pursuant to the exercise of an incentive stock option (see "Tax Consequences" below), for the year of such disposition. Any Common Shares purchased by the Corporation on the open market pursuant to a publicly-announced Common Share repurchase program, the purpose of which is to acquire Common Shares for use in connection with the Corporation's stock-based compensation plans, shall be treated as having been purchased with Option Proceeds to the extent that (A) the Common Shares are so purchased after the date or dates on which Option Proceeds are realized by the Corporation and (B) the aggregate purchase price of the Common Shares so purchased does not exceed the amount of the Option Proceeds so realized.

The Board of Directors believes that the two additional "share availability" provisions described above for which shareholder approval is sought will enable the Corporation to make additional grants of options under the Plan without dilutive effect on the Corporation's earnings per share.

Summary Description of the 1995 Stock Option Plan

The following is a description of the existing 1995 Stock Option Plan with reference where appropriate to the proposed amendments described above.

PURPOSE. The purpose of the Plan is to advance and promote the interests of the Corporation and its affiliated companies by encouraging and enabling their officers to acquire Common Shares. The Plan is intended as a means of attracting and retaining outstanding management and promoting a close identity of interest between management and the Corporation's shareholders.

COMMON SHARES AVAILABLE FOR OPTIONS. Under the proposed amendments, the aggregate number of Common Shares that may be issued in respect of options granted under the Plan after January 1, 1997 will be limited to 1,500,000 Common Shares, plus the number of Common Shares, out of the 1,700,000 Common Shares initially authorized for issuance under the Plan, that remained available for the grant of options immediately prior to January 1, 1997. In addition, there will be added to the number of Common Shares available for the grant of options under the Plan, as determined under the preceding sentence, the following: (i) any Common Shares delivered to the Corporation after January 1, 1997 in payment of the exercise price of options granted under the Plan, as described above under "Proposed Amendments"; (ii) any Common Shares purchased by the Corporation after January 1, 1997 on the open market with "Option Proceeds", as described above under "Proposed Amendments"; and (iii) any Common Shares that become no longer subject to an option because such option has expired, or because the non-vested portion of such option has been forfeited. If options are cancelled upon a change in control (see "Change in Control" below), the number of Common Shares no longer subject to such options will not again become available for new grants.

The Common Shares to be distributed under the Plan may be authorized and unissued shares, shares held in the Corporation's treasury, or shares purchased by the Corporation on the open market. In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares issuable upon exercise of options under the Plan, and the purchase price per share of each such option, will be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable.

GRANTS OF OPTIONS. Officers of the Corporation or any of its affiliated companies at or above the rank of Vice President are eligible to be granted stock options under the Plan. The Committee selects the officers who will be granted options and determines the number of Common Shares covered under each option, the price at which such shares may be purchased, the time or times when the option may be exercised, and such other terms and conditions to be included in the option as are not inconsistent with the provisions of the Plan. Currently, there are approximately 522 persons who are eligible to be granted awards under the Plan, including all five of the named executive officers.

The maximum term of any option granted under the Plan is ten years from the date of grant, and the per share exercise price of any option may not be less than the fair market value of a Common Share on the date of grant of the option, as determined by the Committee. The total number of Common Shares with respect to which options may be granted to any one person during any calendar year may not exceed 200,000 Common Shares.

EXERCISE OF OPTIONS. The Committee may require that an option granted under the Plan vest and become exercisable only after the optionee has remained in the employ of the Corporation and its affiliated companies for such period of time after the date of grant as is specified in the option, and that the option vest and become exercisable in installments.

If an optionee's employment terminates as a result of retirement, the optionee may thereafter exercise the vested portions of his or her options at any time or from time to time during a five-year period after the date of retirement, and during such five-year period unvested option installments will continue to vest as provided under the terms of the option. If the retired optionee should die prior to the end of the five-year period, the portion of each of his or her options which is unvested on the date of death will be forfeited (unless the Compensation Committee in its sole discretion determines otherwise), and the vested portion may be exercised by the optionee's designated beneficiary at any time or from time to time until the date on which the option expires by its terms or, if sooner, until the second anniversary of death. If an optionee's employment terminates for any reason other than retirement, the portions of such optionee's options which are unvested on the date of termination will be forfeited (unless the Compensation Committee in its sole discretion determines otherwise), and the vested portions may be exercised at any time or from time to time until the option expires by its terms or, if sooner, until (a) the second anniversary of termination by reason of death, (b) the first anniversary of termination as a result of permanent disability, or (c) the 90th day following termination for any other reason. If an optionee whose employment terminates as a result of permanent disability should die prior to the end of the above-mentioned first anniversary, the portion of each of his or her options which are then vested may be exercised by the optionee's designated beneficiary at any time or from time to time until the date on which the option expires by its terms or, if sooner, until the second anniversary of death.

If the Compensation Committee so determines, any option granted under the Plan may provide that the optionee's right to exercise the option may be forfeited if the Compensation Committee determines that: (i) the optionee has committed fraud, embezzlement or other act of dishonesty involving the Corporation or any of its affiliated companies, (ii) the optionee's employment is terminated for cause, (iii) the optionee has at any time furnished, divulged or used any information of a proprietary nature owned by the Corporation or any of its affiliated companies that is in the nature of confidential business information or trade secrets, other than as required in the course of his or her employment by the Corporation or any of its affiliated companies, (iv) the optionee has at any time induced or attempted to induce any officer of the Corporation or any of its affiliated companies to terminate such officer's employment with the Corporation or any of its affiliated companies; (v) the optionee has at any time induced or attempted to induce any customer of, or any other person or entity having business relations with, the Corporation or any of its affiliated companies to terminate or curtail such relationship with the Corporation or any of its affiliated companies; or
(vi) the optionee has at any time engaged in any other conduct directly and materially detrimental to the business of the Corporation or any of its affiliated companies.

Payment of the option exercise price may be made in cash or in such other consideration as the Compensation Committee deems appropriate, including (i) Common Shares already owned by the optionee having a total fair market value at the time of exercise equal to the exercise price, and (ii) a combination of cash and Common Shares.

CHANGE IN CONTROL. For a description of the Plan's "change in control" provisions, see "Compensation of Executive Officers -- Change in Control Provisions" above.

RIGHTS OF OPTIONEES. An optionee's rights under the Plan will not be subject in any manner to anticipation, alienation, sale or other transfer, or garnishment by creditors of the optionee or his or her beneficiary. However, under an amendment to the Plan adopted by the Board of Directors, any "nonqualified option" (as defined below under "Tax Consequences") granted to an officer may be transferred by the officer, at any time on or after November 1, 1996, by gift to one or more members of the officer's immediate family, or to a trust solely for their benefit, or to a partnership or limited liability company whose only partners or members are the officer and/or one or more members of the officer's immediate family.

Neither the Plan nor any action taken thereunder will confer upon any optionee any right to be retained in the employment of the Corporation or any of its affiliated companies. An optionee will not have any rights of a shareholder with respect to any Common Shares that are subject to his or her options until such shares are issued to the optionee upon exercise of such options.

AMENDMENT OR TERMINATION. Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a particular optionee by an individual agreement approved by the Corporation's Board of Directors. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board of Directors without the approval of the shareholders of the Corporation, and (ii) no amendment, suspension or termination of the Plan can deprive any optionee of any rights to options previously granted under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make may also be made by the Compensation Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities.

TAX CONSEQUENCES. Options granted under the Plan are either incentive stock options meeting the requirements set forth in section 422 of the Code ("ISOs") or options which do not qualify as ISOs ("nonqualified options"). For federal income tax purposes, assuming that the Common Shares acquired by the holder of an ISO are not disposed of within two years from the date the option was granted or one year from the date the option was exercised, the Corporation receives no deduction either upon the grant or the exercise of an ISO or upon a subsequent sale of the shares by the optionee. The optionee realizes no income for regular federal income tax purposes either at the time of the grant or the time of exercise of the ISO. Instead, the optionee realizes gain or loss only upon his or her subsequent sale of the option shares, and the optionee's gain or loss, in the amount of the difference between the sale price and the option exercise price, will be treated as long-term capital gain or loss.

If, however, the shares are disposed of within either of the two- and one-year periods mentioned above (a "disqualifying disposition"), the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of the disqualifying disposition. In addition, if a disqualifying disposition is for more than the fair market value of the shares on the date of exercise, the excess of the amount realized over the fair market value will be treated as a short-term or long-term capital gain realized by the optionee, depending upon the length of time the shares are held. If a disqualifying disposition is for less than the fair market value of such shares on the date of exercise, the amount treated as ordinary income realized by the optionee will be limited to the excess of the amount realized over the option exercise price, and if the disqualifying disposition is for less than the option exercise price, the optionee will realize no ordinary income, but rather a short-term or long-term capital loss, depending upon the length of time the shares are held, equal to the difference between the option exercise price and the amount realized. The Corporation will be entitled, in the year of a disqualifying disposition, to a deduction equal to the amount that the optionee must treat as ordinary income.

In the case of a nonqualified option, the optionee does not realize any taxable income upon the grant of the option. Upon exercise of a nonqualified option, the optionee realizes ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Corporation will be entitled to a deduction in the same amount as the ordinary income realized by the optionee. Upon the sale of such shares, the optionee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the market price of the shares on the date of exercise.

OPTIONS GRANTED. The table captioned "Aggregated Option Exercises in 1996 and Year-End Option Values" contained in this proxy statement sets forth information with respect to options held by the named executive officers under the Plan as of December 31, 1996. As of that date, all executive officers of the Corporation as a group (8 persons, including the five named executive officers) held options under the Plan to purchase an aggregate of 306,750 Common Shares, and all other officers of the Corporation as a group (342 persons) held options to purchase an aggregate of 435,038 Common Shares.

On February 25, 1997, pursuant to action taken by the Compensation Committee under the Plan, options were granted to 261 officers to purchase a total of 517,350 Common Shares. Each of such options was granted subject to the approval of the proposed amendments to the Plan by the Corporation's shareholders at the Meeting, which approval will constitute ratification by the shareholders of such grants. The following table sets forth information with respect to the options so granted:

                                                                             NUMBER OF SHARES
                                                                             UNDER OPTION
----------------------------------------------------------------------------------------------
H. Marshall Schwarz                                                                28,000
Chairman and Chief Executive Officer
Jeffrey S. Maurer                                                                  25,000
President and Chief Operating Officer
Frederick B. Taylor                                                                20,000
Vice Chairman and Chief Investment Officer
Paul K. Napoli                                                                     10,000
Executive Vice President
John M. Deignan                                                                    10,000
Executive Vice President
All executive officers as a group                                                 123,000
(8 persons)
All other employees as a group (253 officers other than executive
  officers)                                                                       394,350
----------------------------------------------------------------------------------------------

Each of the options that were awarded to officers who are participants in the Corporation's Executive Incentive Plan will be treated as an ISO to the maximum extent permitted under the applicable provisions of section 422 of the Code. The remaining portion of each such option, and each option granted to officers who are not participants in the Corporation's Executive Incentive Plan, will be treated as a nonqualified option.

Each of the options granted on February 25, 1997 will expire on February 25, 2007. Each such option will vest and become exercisable in four equal, cumulative annual installments, on each of the first through the fourth anniversaries of the date of grant, and all of the Common Shares subject to each such option may be purchased at a price of $47.875 per share, representing the average of the per share high and low prices for Common Shares on February 25, 1997, as quoted on the Nasdaq National Market System. On February 28, 1997, the closing price of a Common Share, as quoted on the Nasdaq National Market System, was $47.00.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1995 STOCK OPTION PLAN.

IV APPROVAL OF AMENDMENTS TO THE EXECUTIVE INCENTIVE PLAN

The Executive Incentive Plan of U.S. Trust Corporation (the "Plan") was adopted by the Board of Directors of the Corporation effective September 1, 1995, and was approved by the Corporation's shareholders at a special meeting of shareholders held on October 24, 1995. The Plan provides for annual awards of incentive compensation to certain executives of the Corporation and its affiliated companies that are payable in part in the form of "Restricted Units", and eventually in the form of Common Shares.

The Board of Directors has adopted, subject to the approval of the Corporation's shareholders, amendments to the Plan (i) to increase the maximum number of Common Shares that may be issued in connection with Restricted Units granted under the Plan, and (ii) to make certain other changes (described below) that will permit awards made under the Plan to the named executive officers to qualify for the performance-based exception to the provisions of section 162(m) of the Code that limit the tax deduction allowable for the annual compensation payable to each of these executives to $1 million.

Set forth below are a description of these proposed amendments and a general summary of the terms of the Plan. Copies of the Plan are not being submitted with this proxy statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of the Corporation at the address shown in the Notice of Annual Meeting of Shareholders preceding the first page of this proxy statement.

Proposed Amendments

INCREASE IN AUTHORIZED SHARES. Section 3 of the Plan, as approved by the Corporation's shareholders in October 1995, presently authorizes a total of 240,000 Common Shares for issuance in connection with Restricted Units granted under the Plan, plus a number of Common Shares equal to the total number of additional Restricted Units credited to Plan participants as dividend equivalents in respect of Restricted Units awarded to them under the Plan.
Section 3 also provides that upon the forfeiture of any Restricted Units credited to a participant, the number of Common Shares no longer payable with respect to the forfeited Restricted Units also will be available for new grants of Restricted Units under the Plan.

As of February 28, 1997, there were approximately 62,000 Common Shares remaining available for issuance in connection with grants of Restricted Units under the Plan. Because of the limited number of Common Shares remaining available, the Board of Directors believes it is appropriate to authorize additional Common Shares for issuance under the Plan. Accordingly, Section 3 of the Plan has been amended, subject to shareholder approval, to authorize an additional 300,000 Common Shares for issuance in connection with Restricted Units granted under the Plan after January 1, 1997. This increased share authorization will apply in the aggregate both to Common Shares distributed to participants under this Plan when their Restricted Units vest, as well as to Common Shares distributed to participants under the new Deferred Restricted Unit Plan of U.S.

Trust Corporation (the "Deferred Restricted Unit Plan"), which was adopted by the Board of Directors effective January 1, 1997, with respect to any vested Restricted Units that were granted to participants under this Plan but as to which they elect to have payment deferred under the terms of the Deferred Restricted Unit Plan.

The Board of Directors believes that it is important for the Corporation to continue to be able to pay a significant portion of awards under the Plan in stock-based form because, as noted in the discussion above relating to the proposed amendments to the 1995 Stock Option Plan, stock-based incentive compensation ties executive compensation directly to stock value and thus aligns the interest of the Corporation's executives with those of its shareholders.

SECTION 162(m) CHANGES. As described above under "Compensation of Executive Officers -- Report on Executive Compensation," section 162(m) of the Code limits the deduction allowable for federal income tax purposes to $1 million per year for certain compensation paid to the Corporation's chief executive officer and each of the four other highest paid officers of the Corporation (the "covered executives"). This limit does not apply to compensation that qualifies as "performance-based compensation" under section 162(m). Awards under the Plan may qualify as performance-based compensation if (i) such awards are paid on account of the achievement of an objective performance goal established in advance by the Compensation Committee, and (ii) the material terms of the performance goal are disclosed to and approved by the Corporation's shareholders.

Awards made under the Plan's present provisions cannot qualify for the performance-based exception to the deduction limit under section 162(m) because, although the awards are based in part on the attainment of pre-established objective performance goals, the Compensation Committee retains discretionary authority to increase, as well as to reduce, the amount of the awards that otherwise would be payable to the covered executives solely on the basis of the achievement of the objective performance goals. The Board of Directors has therefore adopted, subject to shareholder approval, amendments to the provisions of Section 5 of the Plan pursuant to which annual awards are determined, to allow the Compensation Committee discretion to reduce but not to increase annual awards, so as to permit awards to the covered executives for 1997 and later years to qualify as performance-based compensation for purposes of section 162(m).

Under the proposed amendments to Section 5 of the Plan, awards for 1997 and later years will be determined in the following manner:

Within such period of time after the start of the year as may be permitted by the regulations issued under section 162(m), the Compensation Committee will establish (i) the "Performance Goal" that will apply in determining the awards for the year, (ii) a "Target Awards Pool" for the year, and (iii) the percentages of the Target Awards Pool that will in fact be available for awards for the year based on the level of achievement of the Performance Goal, which percentages may be greater than 100% if the Performance Goal is exceeded and less than 100% if the Performance Goal has not been fully achieved (the "Actual Awards Pool").

The Performance Goal for the year will be the achievement of such level of Adjusted Earnings Per Share of the Corporation as the Committee determines. The Corporation's "Adjusted Earnings Per Share" for any year is defined to mean the Corporation's reported earnings per share for the year as determined on a fully-diluted basis, adjusted so as to eliminate the effects of any (i) charges to earnings for any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges that are separately disclosed in the Corporation's Annual Report on Form 10-K for the year, (ii) charges to earnings for the cumulative effect of any accounting changes, and
(iii) charges to earnings for any "extraordinary items" as determined under generally accepted accounting principles.

The Target Awards Pool for the year will be determined by the Compensation Committee as a percentage or percentages of the aggregate base salary earned for the year by all participants, either individually or by categories of participants. The Compensation Committee may, in its discretion, also apply such percentage or percentages to other current or deferred compensation and determine the year for which such deferred compensation shall be counted.

As of the close of the year, the Compensation Committee will determine the extent to which the Performance Goal for the year has been met and, based thereon, the amount of the Actual Awards Pool. The Compensation Committee may, in its discretion, reduce but it may not increase the amount of the Actual Awards Pool, as so determined, to reflect any charges to earnings that were not taken into account in determining the Corporation's Adjusted Earnings Per Share for the year as described above, or to reflect any other circumstances or factors which the Compensation Committee believes to be appropriate in determining the total amount to be made available for awards to participants for the year.

Awards to all participants will be made out of the Actual Awards Pool, as finally determined by the Compensation Committee. Awards payable to each of the covered executives will be determined under a formula pursuant to which the covered executive's award will be equal to (A) the portion of his or her salary taken into account in determining the Target Awards Pool for the year, multiplied by (B) the percentage determined by dividing (1) the amount of the Actual Awards Pool for the year as finally determined by the Compensation Committee by (2) the amount of the Target Awards Pool for the year. The Compensation Committee may, in its discretion, reduce but it may not increase the amount of any covered executive's award, as so determined, to reflect the Compensation Committee's evaluation of the covered executive's individual performance or to reflect any other factors the Compensation Committee deems appropriate.

The amount of the award payable to each participant who is not a covered executive will be determined by the Compensation Committee, in its discretion, based on the level of such participant's achievement of the goals and objectives established for the participant at the start of the year and on such other factors as the Compensation Committee deems appropriate. Except with respect to the chief executive officer, the individual goals for each such participant for each Plan Year shall be set, and such participant's performance relative to such goals shall be measured, by the Compensation Committee based upon the recommendations of the chief executive officer. The chief executive officer's individual goals shall be set and performance relative to such goals shall be measured solely by the Compensation Committee.

The amount of the award payable to any participant for any year may not exceed $2.5 million, as adjusted annually beginning in 1998 to reflect percentage increases in the Consumer Price Index.

Summary Description of the Executive Incentive Plan

The following is a description of the existing Executive Incentive Plan with reference where appropriate to the proposed amendments described above.

PURPOSE. The purpose of the Plan is to (i) encourage greater focus on performance among the key executives of the Corporation and its affiliated companies by relating a significant portion of their total compensation to the achievement of annual financial and strategic objectives, and (ii) to promote on the part of such executives an increased level of ownership of the Common Shares of the Corporation by providing for a significant portion of their awards under the Plan to be paid in the form of Common Shares.

PARTICIPATION. Participation in the Plan is limited to those officers of the Corporation and its affiliated companies whom the Compensation Committee, in its sole discretion, selects to participate in the Plan. The Compensation Committee may select as a participant any officer who, in the sole judgment of the Compensation Committee, is expected to make contributions that are critical to the success of the Corporation and its affiliated companies and to the growth of their businesses.

Any person who has been selected as a participant for any year will continue to be a participant in the Plan for each subsequent year during the period of his or her employment, subject to the

Compensation Committee's right to terminate such individual's participation in the Plan as of any year commencing after the date on which the Compensation Committee makes its determination to terminate such individual's participation.

Currently, there are 44 persons who are eligible to participate in the Plan, including all five of the named executive officers.

AWARDS. For a description of the manner in which awards for 1997 and later years will be determined under the Plan as proposed to be amended, see "Proposed Amendments" above.

PAYMENT OF AWARDS. The amount payable with respect to a participant's award for 1996 and any later year will be the total amount of the award earned by the participant, reduced by the amount of any employer contribution to be made on behalf of such participant to the ESOP portion of the 401(k) Plan and ESOP for such year with respect to the base salary of such participant that was taken into account in determining the Target Awards Pool for that year.

The amount payable with respect to a participant's award, as so determined, will be paid partly in cash (the "Cash Portion") and partly in the form of Restricted Units (the "Restricted Units Portion"), in such percentages as the Compensation Committee in its discretion shall determine. The Restricted Units Portion generally must equal at least 25%, and may not exceed 33 1/3%, of the total amount payable with respect to the participant's award. However, the total number of Restricted Units that may be granted in connection with the payment of awards under the Plan for any year may not exceed 160,000 Restricted Units; and the Compensation Committee is authorized, in its discretion, to reduce the 25% minimum and 33 1/3% maximum referred to in the preceding sentence to the extent necessary for this limit not to be exceeded.

A Restricted Unit is a unit of measurement equivalent to one Common Share, but with none of the attendant rights of a shareholder of such share. The number of Restricted Units to be granted to a participant with respect to the Restricted Units Portion of such participant's award is determined by dividing the amount of the Restricted Units Portion by the "Average Market Value" of one Common Share on the date on which the Compensation Committee makes its determination of the awards earned by participants for the year in question. The Average Market Value on such date is the average of the high and low prices for a Common Share on such date, as quoted on the Nasdaq National Market System.

Each grant of Restricted Units is subject to the following terms and conditions, as well as to such other terms and conditions as the Compensation Committee may require:

     (a) The Restricted Units will become vested on the fifth anniversary of the date of grant, or if earlier, on the date of the participant's death, permanent disability or retirement on or after attaining age 65.

     (b) Until the Restricted Units covered by any grant become vested, additional Restricted Units will be credited to the participant, with respect to the Restricted Units so granted, as of each date on which the Corporation pays a dividend on its Common Shares ("Dividend Payment Date"). The number of additional Restricted Units to be credited shall be determined by first multiplying (A) the sum of (1) the number of Restricted Units covered by such grant, plus (2) the total number of additional Restricted Units credited to the participant with respect to such Restricted Units prior to that Dividend Payment Date, by (B) the per-share dollar amount of the dividend so paid, and then, dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date. Any additional Restricted Units so credited to the participant with respect to the Restricted Units covered by a grant will become vested when the Restricted Units so granted become vested.

     (c) If the Restricted Units covered by a grant become vested, payment with respect to such Restricted Units, and with respect to all additional Restricted Units credited to the participant as dividend equivalents in respect of such Restricted Units, will be made as soon as practicable after the date as of which the Restricted Units so granted become vested, except to the extent that the participant has elected to have payment with respect to such Restricted Units deferred under the terms of the Deferred Restricted Unit Plan. Payment will be made in the form of a single lump sum payment consisting of a number of Common Shares equal to the total number of whole Restricted Units that become vested on such date, and a cash payment for any fractional part of a Restricted Unit that becomes vested on such date.

     (d) If a participant's employment terminates for any reason before the Restricted Units covered by a grant have become vested, the Restricted Units covered by such grant, and any additional Restricted Units credited to the participant as dividend equivalents in respect of such Restricted Units, will be forfeited, except to the extent the Compensation Committee in its discretion otherwise determines.

The Cash Portion of a participant's award for any year will be paid in the form of a single lump sum cash payment as soon as practicable after the end of such year, except (i) to the extent that the participant has elected, under the applicable provisions of the 401(k) Plan and ESOP, to have an amount equal to any part of such Cash Portion contributed to the 401(k) Plan and ESOP on the participant's behalf and/or (ii) to the extent that the participant has elected, under the applicable provisions of the Executive Deferred Compensation Plan of U.S. Trust Corporation, to defer any part of such portion of such award.

COMMON SHARES AVAILABLE FOR AWARDS. Under the proposed amendments, the number of Common Shares that may be distributed with respect to Restricted Units granted under the Plan after January 1, 1997 will be limited to the sum of (i) 300,000 Common Shares, plus (ii) the number of Common Shares, out of the 240,000 Common Shares initially authorized for issuance under the Plan, that remained available for the grant of Restricted Units immediately prior to January 1, 1997, plus (iii) a number of Common Shares equal to the total number of additional Restricted Units credited to participants with respect to dividends paid on Common Shares. In the event that any Restricted Units initially granted or thereafter credited to a participant shall be forfeited, the number of Common Shares no longer payable with respect to the Restricted Units so forfeited will thereafter be available for new grants of Restricted Units under the Plan.

The Common Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine.

In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger or exchange of shares or any rights offering to purchase Common Shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares represented by Restricted Units will be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable.

CHANGE IN CONTROL. For a description of the Plan's "change in control" provisions, see "Compensation of Executive Officers -- Change in Control Provisions" above.

RIGHTS OF PARTICIPANTS. A participant's rights to payments under the Plan will not be subject in any manner to anticipation, alienation, sale or other transfer, or garnishment by creditors of the participant or his or her beneficiary.

Neither the Plan nor any action taken thereunder gives any participant any right to be retained in the employment of the Corporation or any of its affiliated companies, and no participant will have the right, by virtue of having been selected as a participant in the Plan, to be automatically entitled to receive an award for any year.

AMENDMENT OR TERMINATION. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment, suspension or termination of the Plan shall deprive any participant of any rights to awards previously made under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make pursuant to the preceding sentence may also be made by the Compensation Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities, provided that the cost of the Plan to the Corporation and its affiliated companies is not materially increased thereby.

AWARDS GRANTED. Subject to the approval of the proposed amendments to the Plan by the shareholders of the Corporation, the Compensation Committee has established an awards program under the Plan for the year 1997. The Target Awards Pool established by the Compensation Committee for 1997 will be $11 million. The Compensation Committee has established as the Performance Goal for 1997 a target level of Adjusted Earnings Per Share of the Corporation. If the Adjusted Earnings Per Share of the Corporation for 1997 differs from this Performance Goal, an amount greater or less than the Target Awards Pool will be available for awards based upon percentages of the Target Awards Pool established by the Compensation Committee. At a minimum, 30% of the Target Awards Pool will be available for awards if the Adjusted Earnings Per Share of the Corporation is less than the Performance Goal for 1997.

The following table sets forth certain information concerning the estimated dollar value of the threshold and target awards payable for 1997 under the Plan. The Compensation Committee has determined that amounts payable with respect to the awards earned by each of the Corporation's executive officers (including the named executive officers) will be paid 66.7% in cash and 33.3% in Restricted Units. In the case of all other officers, the portion of the awards that will be paid in Restricted Units will vary from 25% to 33 1/3% of the officer's total award.

                                                                    ESTIMATED EARNED AWARDS*
                                                                    -------------------------
                                                                    THRESHOLD      TARGET
                                                                    ($)            ($)
---------------------------------------------------------------------------------------------
H. Marshall Schwarz                                                 $  292,500     $  992,500
Chairman and Chief Executive Officer

Jeffrey S. Maurer                                                      205,650        703,000
President and Chief Operating Officer

Frederick B. Taylor                                                    205,650        703,000
Vice Chairman and Chief Investment Officer

Paul K. Napoli                                                         125,100        434,500
Executive Vice President

John M. Deignan                                                        123,150        428,000
Executive Vice President

All executive officers as a group (8 persons)                        1,221,150      4,210,500

All other employees as a group (36 officers                          1,733,615      6,408,718
  other than executive officers)
---------------------------------------------------------------------------------------------

* Amounts in the table are net of reductions equal to anticipated employer ESOP contributions, as described above under the caption "Payment of Awards", and assume the full achievement of any applicable individual performance goals. The maximum awards payable for 1997 cannot be estimated because the Compensation Committee has not established a maximum percentage of the Target Awards Pool that will be available for awards if Adjusted Earnings Per Share exceeds the Performance Goal for 1997. However, awards to individual participants will be subject to the maximum dollar limit described in "Proposed Amendments" above.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE EXECUTIVE INCENTIVE PLAN.

V MISCELLANEOUS

OTHER MATTERS

The management of the Corporation does not know of any matters to be presented at the Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Corporation for possible inclusion in the proxy statement and form of proxy relating to the 1998 meeting by November 14, 1997.

COST OF SOLICITATION

The expense of soliciting proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, by facsimile or by telegraph. It is anticipated that banks, brokerage firms and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies; and, if they in turn so request, the Corporation will reimburse such banks, brokerage firms and other institutions, nominees and fiduciaries for their expenses in forwarding such material. Officers and regular employees of the Corporation and the Trust Company also may solicit proxies without additional remuneration therefor. The Corporation has retained Morrow & Co., Inc., New York, New York, to aid in the solicitation of proxies for an estimated fee of $5,500.

Dated: March 14, 1997

Carol A. Strickland
Secretary

                       STOCK FUND VOTING INSTRUCTION FORM


U.S. TRUST


Dear Fellow Shareholder

As a shareholder of U.S. Trust Corporation through the 401(k) and ESOP, you are eligible to determine how the shares attributable to your interest in the Fund will be voted. The enclosed proxy statement and Annual Report to Shareholders will give you information about our company and about the issues on which shareholders will be asked to vote.

There are separate voting instructions for the U.S. Trust Corporation Stock Fund (a 401(k) Plan investment) and the ESOP. The sheet you are now reading constitutes the voting form for the Stock Fund. If you also own shares through the ESOP, an additional form is enclosed.

To take advantage of this opportunity, please mark, sign, date and return the voting form(s) in the enclosed postpaid envelope.

Your vote is important and strictly confidential. No one at U.S. Trust will know how you voted. To be absolutely certain of this, we have hired Coopers and Lybrand L.L.P. to mail and collect the voting instructions and count the votes.

By voting, you will not only exercise your responsibility as a shareholder of U.S. Trust, but you will also show your faith in the future of our company.



H.Marshall Schwarz
Chairman


                         VOTING INSTRUCTION SOLICITED BY
                    BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                   SHAREHOLDERS OF U.S. TRUST CORPORATION, 114
                  WEST 47TH STREET, NEW YORK, NEW YORK TUESDAY,
                           APRIL 22, 1997, 10:00 A.M.
                                  NEW YORK TIME


The undersigned, a Member of the Employees' 401(k) Plan & ESOP of United States Trust Company of New York and Affiliated Companies (the "Plan"), hereby instructs United States Trust Company of New York as Trustee of the Plan to vote, either in person or by proxy, the number of Common Shares of the Corporation represented by my interest in the Stock Fund in accordance with the terms of the Plan upon the nominees for Director (P.O. Crisp, A.M. Grumbach, F.C. Hamilton, J.S. Maurer, D.A. Olsen and R.F. Tucker), upon the other matters shown below, which are described in the Proxy Statement, and upon all other matters which may come before the 1997 Annual Meeting of Shareholders of U.S. Trust Corporation, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE BELOW).

/X/    PLEASE MARK YOUR
       VOTE WITH AN X.

                                                                          FOR                WITHHELD
1. Election of Directors                                                  / /                   / /

For, except vote withheld from the following nominee(s) named above:.

-----------------------------------------------------------

                                                                          FOR                 AGAINST      ABSTAIN
2. Ratify selection of Independent Accountants                            / /                   / /           / /

                                                                          FOR                 AGAINST      ABSTAIN
3. Approval of the Amendments to the 1995 Stock Option Plan               / /                   / /           / /

                                                                          FOR                 AGAINST      ABSTAIN
4. Approval of the Amendments to the Executive Incentive Plan             / /                   / /           / /

                                                                   IN THE DISCRETION
                                                                    OF THE TRUSTEES
                                                                    OR ITS PROXIES            ABSTAIN
5. On any other matters that may come before the meeting                  / /                   / /

                          ESOP VOTING INSTRUCTION FORM


U.S. TRUST


Dear Fellow Shareholder

As a shareholder of U.S. Trust Corporation through the 401(k) and ESOP, you are eligible to determine how the shares attributable to your interest in the Fund will be voted. The enclosed proxy statement and Annual Report to Shareholders will give you information about our company and about the issues on which shareholders will be asked to vote.

There are separate voting instructions for the U.S. Trust Corporation Stock Fund (a 401(k) Plan investment) and the ESOP. The sheet you are now reading constitutes the voting form for the ESOP. If you also own shares through the Stock Fund, an additional form is enclosed.

To take advantage of this opportunity, please mark, sign, date and return the voting form(s) in the enclosed postpaid envelope.

Your vote is important and strictly confidential. No one at U.S. Trust will know how you voted. To be absolutely certain of this, we have hired Coopers and Lybrand L.L.P. to mail and collect the voting instructions and count the votes.

By voting, you will not only exercise your responsibility as a shareholder of U.S. Trust, but you will also show your faith in the future of our company.


H.Marshall Schwarz
Chairman


                         VOTING INSTRUCTION SOLICITED BY
                    BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                   SHAREHOLDERS OF U.S. TRUST CORPORATION, 114
                  WEST 47TH STREET, NEW YORK, NEW YORK TUESDAY,
                           APRIL 22, 1997, 10:00 A.M.
                                  NEW YORK TIME


The undersigned, a Member of the Employees' 401(k) Plan & ESOP of United States Trust Company of New York and Affiliated Companies (the "Plan"), hereby instructs United States Trust Company of New York as Trustee of the Plan to vote, either in person or by proxy, the number of Common Shares of the Corporation allocated to my account in the ESOP Stock Fund which I am entitled to vote in accordance with the terms of the Plan upon the nominees for Director (P.O. Crisp, A.M. Grumbach, F.C. Hamilton, J.S. Maurer, D.A. Olsen and R.F. Tucker), upon the other matters shown below, which are described in the Proxy Statement, and upon all other matters which may come before the 1997 Annual Meeting of Shareholders of U.S. Trust Corporation, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE BELOW).

/X/    PLEASE MARK YOUR
       VOTE WITH AN X.

                                                                          FOR                WITHHELD
1. Election of Directors                                                  / /                   / /

For, except vote withheld from the following nominee(s) named above:.

-----------------------------------------------------------

                                                                          FOR                 AGAINST      ABSTAIN
2. Ratify selection of Independent Accountants                            / /                   / /           / /

                                                                          FOR                 AGAINST      ABSTAIN
3. Approval of the Amendments to the 1995 Stock Option Plan               / /                   / /           / /

                                                                          FOR                 AGAINST      ABSTAIN
4. Approval of the Amendments to the Executive Incentive Plan             / /                   / /           / /

                                                                   IN THE DISCRETION
                                                                    OF THE TRUSTEES
                                                                    OR ITS PROXIES            ABSTAIN
5. On any other matters that may come before the meeting                  / /                   / /

U.S. TRUST     Dear Shareholder:

               We have attached your Proxy Card for U.S. Trust's Annual Meeting of Shareholders. Please review this document carefully, and mark, sign, detach and return it in the enclosed envelope at your earliest convenience. Your vote is important, and we urge you to exercise your rights as a shareholder.

               Should you wish to vote in person, the Annual Meeting will be held on Tuesday, April 22, 1997, at 10:00 A.M. in the first floor auditorium at 114 West 47th Street, New York City.

               Thank you for your cooperation and continued support.





               H.M. Schwarz
               Chairman and Chief Executive Officer

/X/    PLEASE MARK YOUR
       VOTE WITH AN X.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 - 5


This proxy will be voted "FOR" Items 1 and 2 if no
choice is specified.
                                                                          FOR                WITHHELD
1. Election of Directors                                                  / /                   / /

For, except vote withheld from the following nominee(s) named on the reverse side:

-----------------------------------------------------------

                                                                          FOR                 AGAINST      ABSTAIN
2. Ratify selection of Independent Accountants                            / /                   / /           / /

This proxy will be voted "FOR" Items 3 - 4 if no choice is specified.

                                                                          FOR                 AGAINST      ABSTAIN
3. Approval of the Amendments to the 1995 Stock Option Plan               / /                   / /           / /

                                                                          FOR                 AGAINST      ABSTAIN
4. Approval of the Amendments to the Executive Incentive Plan             / /                   / /           / /

5. On any other matters that may come before the meeting

------------------------------------------------------------------------------
SIGNATURE(S) PLEASE MARK, SIGN, DATE AND RETURN                       DATE
THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name or names appear hereon. Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.
                                                              (SEE REVERSE SIDE)

                            PLEASE PROMPTLY COMPLETE,
      DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
       DETACH CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
--------------------------------------------------------------------------------
U.S. TRUST
                                                          U.S. TRUST CORPORATION

PROXY

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
        U.S. TRUST CORPORATION, 114 WEST 47TH STREET, NEW YORK, NEW YORK
                TUESDAY, APRIL 22, 1997, 10:00 A.M. NEW YORK TIME

The undersigned appoints WILLIAM M. THROOP, JR. and EDWARD B. PENNFIELD, or either of them, each with power of substitution, to attend the Annual Meeting of Shareholders of U.S. Trust Corporation and to vote the Common Shares the undersigned would be entitled to vote if personally present upon the nominees for Director (P.O. Crisp, A.M. Grumbach, F.C. Hamilton, J.S. Maurer, D.A. Olsen and R.F. Tucker), upon the other matters shown on the reverse side, which are described in the Proxy Statement, and upon all other matters which may come before the 1997 Annual Meeting of Shareholders of U.S. Trust Corporation, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY.